Exhibit 4.3

10/1/96














				STATE STREET SOLUTIONS
			PROTOTYPE DEFINED CONTRIBUTION PLAN

			      (Basic Plan Document 01)

























			    TABLE OF CONTENTS

							      PAGE
SECTION 1                                                       1
   Introduction                                                 1
	Purpose                                                 1
	Adoption of the Plan                                    1
	Administration                                          1
	Notices                                                 2

SECTION 2                                                       3
   Definitions                                                  3
	Adoption Agreement                                      3
	Code                                                    3
	Compensation                                            3
	Disability                                              4
	Earned Income                                           5
	Effective Date                                          5
	Employee                                                5
	Employer                                                5
	Entry Date                                              5
	ERISA                                                   5
	Fiscal Year                                             6
	Highly Compensated Employee                             6
	Hour of Service                                         7
	Leased Employee                                         8
	Leave of Absence                                        9
	Limitation Year                                         9
	Maternity or Paternity Absence                          9
	One-Year Break in Service                               9
	Participant                                            11
	Plan                                                   11
	Plan Year                                              11
	Predecessor Employer                                   11
	Related Employer                                       11
	Self-Employed Individual                               11
	Trust                                                  12
	Trust Fund                                             12
	Trustee                                                12
	Year of Service                                        12

SECTION 3                                                      13
   Eligibility and Participation                               13
	Eligibility                                            13
	Notice of Participation                                14
	Leave of Absence                                       14
	Employer Records                                       14

SECTION 4                                                      15
   Compensation Deferral Contributions                         15
	Compensation Deferral Contributions                    15
	Deduction of Compensation Deferral Contributions       15
	Variation, Discontinuance and Resumption of
	  Compensation Deferral Contributions                  15
	Calendar Year Dollar Limitation on Compensation
	  Deferral Contributions                               16
	Limitation on Compensation Deferral Contributions 17 Limitation on Voluntary and Employer Matching
	  Contributions                                        20
	Prohibition of Contributions by Highly Compensated
	  Employees                                            22
	Two or More Plans                                      22
	Distribution Restrictions                              23
	Other Requirements                                     24

SECTION 5                                                      27
   Participant Contributions                                   27
	Voluntary Participant Contributions                    27
	Deduction or Payment of Voluntary Contributions        27
	Variation, Discontinuance and Resumption of Voluntary
	  Contributions                                        27
	No Deductible Employee Contributions                   28

SECTION 6                                                      29
   Employer Contributions                                      29
	Employer Contributions                                 29
	Compensation Deferral Contributions                    29
	Employer Matching Contributions                        30
	Payment of Employer Contributions                      30
	Verification of Employer Contributions                 30
	No Responsibility for Collection or Verification       30
	Limitations on Employer Contributions                  30

SECTION 7                                                      32
   Period of Participation                                     32
	Settlement Dates                                       32
	Restricted Participation                               32

SECTION 8                                                      34
   Accounting                                                  34
	Separate Accounts                                      34
	Accounting Dates                                       35
	Adjustment of Accounts                                 35
	Valuation Date                                         35
	Crediting of Compensation Deferral Contributions and
	  Voluntary Contributions                              36
	Allocation and Crediting of Employer Matching
	  Contributions                                        36
	Allocation and Crediting of Employer Contributions     36
	Allocation and Crediting of Forfeitures                39
	Charging Withdrawals and Distributions                 39
	Rollovers                                              40
	Statements                                             40

SECTION 9                                                      41
   Investments                                                 41
	Investment Option Selection                            41
	Investment Option Subaccounts                          41
	Elections to Change Investments                        42
	Accounting for Investments                             42
	Participant Directed Brokerage Accounts                43
	Investment Restrictions                                44

SECTION 10                                                     46
   Payment of Account Balances                                 46
	Retirement or Death                                    46
	Resignation or Dismissal                               46
	Manner of Distribution                                 46
	Death Distribution Provisions                          48
	Commencement of Distributions                          49
	Distribution Requirements                              50
	Consent to Distribution                                50
	Beneficiary Designation                                52
	Missing Participants or Beneficiaries                  53
	Facility of Payment                                    54
	Definitions                                            54
	Distribution to Alternate Payees                       56

SECTION 11                                                     57
   Joint and Survivor Annuity Requirements                     57
	Qualified Joint and Survivor Annuity                   57
	Qualified Preretirement Survivor Annuity               58
	Definitions                                            59
	Notice Requirements                                    61
	Exceptions to Notice Requirements                      62
	Safe Harbor Rules                                      62
	Transitional Rules                                     64

SECTION 12                                                     66
   Withdrawals and Distributions During Employment             66
	Withdrawal of Voluntary Participant Contributions      66
	Pre-Termination Distributions                          66
	Charging and Payment of Withdrawals                    67
	Loans to Participants                                  68
	Hardship Withdrawals                                   71

SECTION 13                                                     73
   No Reversion in Employer                                    73

SECTION 14                                                     74
   Reemployment and Employment With Related Employers          74
	Reemployment Before Break in Service                   74
	Reemployment After Break in Service                    74
	Restoration of Forfeitures                             75
	Employment With Related Employers                      75

SECTION 15                                                     77
   General Provisions                                          77
	Information Furnished by Participants                  77
	Information Furnished to Trustee                       77
	Inalienability of Benefits                             77
	Absence of Guaranty                                    77
	Employment Rights                                      77
	Gender and Number                                      78
	Administrative Decisions Final                         78
	Evidence                                               78
	Action by Employer                                     78
	Uniform Rules                                          78
	Controlling Law                                        78
	Waiver of Notice                                       79
	Successor to an Employer                               79
	Claims Procedure                                       79
	Litigation by Participants                             80
	Amendments of Vesting Schedule                         80
	Qualification of Plan                                  81
	Compliance with ERISA and Severability                 81
	Control of Trades or Businesses by Owner-Employee      82
	Portability                                            82

SECTION 16                                                     84
   Amendment and Termination                                   84
	Amendment by the Employer                              84
	Amendment by Sponsor                                   85
	Termination                                            86
	Notice of Amendment or Termination                     87
	Vesting and Distribution on Termination                87
	Merger or Consolidation                                87

SECTION 17                                                     88
   Benefit Limitations                                         88
	Single Plan                                            88
	Estimated Compensation                                 88
	Actual Compensation                                    88
	Excess Amount in Single Plan                           88
	Two or More Qualified Plans (Master or Prototype
	  Plans)                                               90
	Estimated Compensation (Two or More Plans)             90
	Actual Compensation (Two or More Plans)                91
	Treatment of Excesses (Two or More Plans)              91
	Coincident Allocations (Two or More Plans)             91
	Two or More Qualified Plans (Other than Master or
	  Prototype Plans)                                     91
	Combined Plan Limitation                               92
	Definitions Relative to Benefit Limitations            92

SECTION 18                                                     98
   Predecessor Plan                                            98

SECTION 19                                                     99
   Special Rules Applicable When Plan is Top-Heavy             99
	Purpose and Effect                                     99
	Top-Heavy Plan                                         99
	Key Employee                                          100
	Aggregation of Plans                                  101
	Minimum Vesting                                       101
	Minimum Employer Contribution                         102
	Coordination of Benefits                              103
	Adjustment of Combined Benefit Limitations            103
	Benefit Accrual                                       103

SECTION 20                                                    104
   Direct Transfer of Eligible Rollover Distributions         104
	Purpose                                               104
	Definition of Eligible Rollover Distribution          104
	Definition of Eligible Retirement Plan                104
	Definition of Distributee                             104
	Definition of Direct Rollover                         105


			   DEFINED TERMS


 TERMS                                               SECTION   PAGE

Account                                                 8.1     34
Accounting Date                                         8.2     35
Actual Deferral Percentage                              4.5     18
Administrator                                           1.3      1
Adoption Agreement                                      2.1      3
Annual Addition                                        17.12    94
Code                                                    2.2      3
Compensation                                            2.3      3
Compensation Deferral Contributions                     4.1     15
Compensation Deferral Contribution Account              8.1     34
Disability                                              2.4      4
Earned Income                                           2.5      5
Effective Date                                          2.6      5
Employee                                                2.7      5
Employer                                                2.8      5
Employer Contributions                                  6.1     29
Employer Contribution Account                           8.1     34
Employer Matching Contributions                         6.3     30
Employer Matching Contribution Account                  8.1     34
Entry Date                                              2.9      5
ERISA                                                   2.10     5
Excess Aggregate Contributions                          4.6     21
Fiscal Year                                             2.11     6
Forfeiture                                              8.8     39
Highly Compensated Employee                             2.12     6
Hour of Service                                         2.13     7
Key Employee                                           19.3    103
Leased Employee                                         2.14     8
Leave of Absence                                        2.15     9
Limitation Year                                         2.16     9
Maternity or Paternity Absence                          2.17     9
Normal Retirement Age                                   7.1     32
One-Year Break in Service                               2.18     9
Owner-Employee                                          2.7      5
Participant                                             2.19    11
Participant Rollover Account                            8.1     34
Plan                                                    2.20    11
Plan Year                                               2.21    11
Predecessor Employer                                    2.22    11
Predecessor Plan                                       18      101
Qualified Matching Contributions                        6.3     30
Qualified Nonelective Contributions                     4.5     19

				DEFINED TERMS


TERMS                                                SECTION   PAGE

Related Employer                                        2.23    11
Regular Accounting Date                                 8.2     35
Self-Employed Individual                                2.24    11
Special Accounting Date                                 8.2     35
Sponsor                                                 1.1      1
Super Top Heavy Plan                                   19.8    106
Top Heavy Plan                                         19.2    102
Trust                                                   2.25    12
Trust Fund                                              2.26    12
Trustee                                                 2.27    12
Valuation Date                                          8.4     35
Vested Percentage                                      10.2     46
Vesting Period                                         10.2     46
Voluntary Contributions                                 5.1     27
Voluntary Contributions Account                         8.1     34
Year of Service                                         2.28    12

			STATE STREET SOLUTIONS
		 PROTOTYPE DEFINED CONTRIBUTION PLAN


			      SECTION 1

			    Introduction


		1.1. Purpose. This plan is a prototype defined con-tribution plan sponsored by State Street Bank and Trust Company
(the "sponsor") which may be adopted as a money purchase pen-sion plan or a profit sharing plan, including a salary reduc-tion arrangement under Code Section 401(k). With the consent of the sponsor, the employer (as defined in subsection 2.8) may adopt the plan by executing the adoption agreement (as defined in subsection 2.1) in the form attached hereto. The purpose of the plan is to enable the eligible employees of the employer to provide for their future security by accumulating funds and sharing in the contributions of the employer.


		1.2. Adoption of the Plan. With the sponsor's con-sent, the employer may adopt the plan and become a party to the trust which forms a part of the plan by completing and signing the adoption agreement in the form attached hereto. The plan may be adopted by the employer as a single-employer plan, a plan of a controlled group of corporations, a plan of trades or business under common control or a plan of an affiliated ser-vice group, as the employer has specified in its adoption agreement. The plan contains certain variable features which the employer has specified in the adoption agreement. Only those variable features specified by the employer in the adop-tion agreement will be applicable to the employer.


		1.3. Administration. The plan shall be administered by a plan administrator (the "administrator") designated by the employer in the adoption agreement and, for purposes of Section 3(16)(A) of the Employee Retirement Income Security Act of
1974, the administrator shall be considered the "plan adminis-trator." The administrator has the discretionary authority to construe and interpret the provisions of the plan and make factual determinations thereunder, including the power to de-termine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the plan, and to remedy ambiguities, inconsistencies or omis-sions, and such determinations shall be binding on all parties.
 The administrator from time to time may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the plan and as are consistent with the terms of the plan. The administrator may designate other persons to carry out fiduciary responsibilities (other than those relating to the management or control of plan assets as provided in the trust agreement). The employer shall certify from time to time to the trustee any change in the identity of the administrator.


		1.4. Notices. Any notices, documents or forms re-quired to be given to or filed with an employer may be deliv-ered or mailed by certified mail, postage prepaid, to the em-ployer at its principal place of business, as specified in the adoption agreement.

			       SECTION 2

			     Definitions


		2.1. "Adoption Agreement" shall mean the form designed by the sponsor, executed by the employer and attached hereto, which agreement shall constitute a part of the plan.


		2.2.  "Code" shall mean the Internal Revenue Code of
1986, as amended.


		2.3. "Compensation" shall mean a participant's wages within the meaning of Code Section 3401(a) and all other payments of compensation to the participant by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. The employer may elect in the adoption agreement to modify the foregoing definition of compensation to include any amount which is not includible in the gross income of the employee under Code Sections 125, 402(e)(3), 402(h),
457(b), 403(b) or 414(h)(2). The employer may also separately elect in the adoption agreement to reduce a participant's compensation for purposes of the plan by such items as the employer may elect. Notwithstanding the foregoing, the compensation of a self-employed individual (as defined in subsection 2.24) shall mean his earned income (as defined in subsection 2.5).

For plan years beginning on or after January 1, 1989 and before January 1, 1994, the annual compensation of each participant taken into account under the plan for any plan year shall not exceed $200,000, as adjusted by the Secretary of Treasury at the same time and in the same manner as under Section 415(d) of the Code. For plan years beginning on or after January 1, 1994, the annual compensation of each participant taken into account under the plan shall not exceed $150,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensa-tion limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

In determining the compensation of a participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the participant and any lineal descendants of the participant who have not attained age 19 before the close of the year. If as a result of the applica-tion of such rules, the adjusted annual compensation limitation is exceeded, then (except for purposes of determining the por-tion of compensation up to the integration level if this plan provides for permitted disparity) the limitation shall be pro-rated among the affected individuals in proportion to each such individual's compensation, as determined under this subsection prior to the application of the limitation.

If the compensation for any prior determination period is taken into account in determining a participant's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the applicable annual com-pensation limit in effect for that prior determination period.
 For this purpose, in determining allocations in plan years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000; and in determining allocations in plan years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.


		2.4. "Disability" shall mean an inability to perform any of the duties assigned by an employer because of a medical-ly determinable physical or mental impairment which can be expected to result in death or which has lasted or can be ex-pected to last for a continuous period of at least twelve months. The permanence and degree of such impairment shall be determined by a qualified physician selected or approved by the administrator. If a participant is eligible for and receives
Social Security disability benefits, the participant will be deemed to be disabled for purposes of this subsection 2.4.


		2.5. "Earned Income" shall mean the net earnings from self-employment in the trade or business with respect to which the plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not includ-ed in gross income and the deductions allocable to such items.
 Net earnings are reduced by contributions by the employer to a qualified plan to the extent deductible under Code Section 404.
 Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code.


		2.6. "Effective Date" shall mean the date specified by the employer in the adoption agreement as the effective date of the plan.


		2.7. "Employee" shall mean any person who is employ-ed by an employer maintaining the plan in the conduct of the business to which the plan relates, or by any other employer required to be aggregated with such employer under Sections
414(b), (c), (m) or (o) of the Code. The term employee shall also include any partner of an employer, a sole proprietor who is an employer, and any leased employee deemed to be an employ-ee of any employer described in the previous sentence as pro-vided in Sections 414(n) or (o) of the Code. The term "owner-employee" shall mean an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.


		2.8. "Employer" shall mean the employer and any related employer which adopts the plan and becomes a party to the trust with the consent of the employer (also referred to herein collectively as the "employers" or singularly as the "employer").


		2.9. "Entry Date" shall mean the day or dates in each plan year on which eligible employees become participants in the plan, as specified by the employer in the adoption agreement.


		2.10.  "ERISA" shall mean the Employee Retirement
Income Security Act of 1974.


		2.11. "Fiscal Year" shall mean the taxable year of the employer for federal income tax purposes.


		2.12. "Highly Compensated Employee" shall mean high-ly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs service for the employer during the de-termination year and who, during the look-back year: (i) re-ceived compensation from the employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the employer in excess of $50,000 (as adjust-ed pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term highly com-pensated employee also includes: (i) employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the employer during the determination year;
and (ii) employees who are 5-percent owners at any time during the look-back year or the determination year.

If no officer has satisfied the compensation requirement of
(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee. For purposes of this subsec-tion, the determination year shall be the plan year. The look-back year shall be the twelve-month period immediately preced-ing the determination year or, if the administrator so elects, the calendar year ending with or within the determination year.

A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determi-nation year ending on or after the employee's 55th birthday.

If an employee is, during a determination year or look-back year, a family member of either a 5-percent owner who is an active or former employee or a highly compensated employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the employer during such year, then such family member and the 5-percent owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and 5-percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5-percent owner or top-ten highly com-pensated employee. For purposes of this subsection, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants. The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accor-dance with Section 414(q) of the Code and the regulations thereunder.


		2.13.  "Hour of Service" shall mean:

		(a) Each hour for which an employee is paid or entitled to payment by an employer for the performance of duties. These hours shall be credited to the employee for the period or periods in which such duties are performed;

		(b) Each hour for which an employee is paid or entitled to payment by an employer for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vaca-tion, holiday, illness, incapacity (includ-ing disability), layoff, jury duty, mili-tary duty or leave of absence, provided that no more than 501 hours will be credit-ed for any single continuous period of absence. Hours under this subparagraph will be calculated and credited pursuant to
			Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference;

		(c) Each hour for which an employee has been credited with back pay awarded or agreed to by the employer, irrespective of mitigation of damages. The same hours of service will not be credited under both subparagraph (a) or (b) above, as the case may be, and under this subparagraph (c). These hours will be credited to the employee for the period to which the award or agreement relates rather than the period in which the award, agree-ment or payment is made; and

		(d) Hours of service will be credited for em-ployment with other members of an affil-iated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which an adopting employer is a member, and any other entity required to be aggregated with such employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of service will also be credited for any individual considered an employee for purposes of this plan under Code Section 414(n) or Code Section 414(o) and the regu-lations thereunder.

In computing hours of service for purposes of this subsection 2.13, each employee shall be credited with (i) his actual hours of service, (ii) ten hours of service for each day in which the employee completes at least one hour of service, (iii) 45 hours of service for each week in which the employee completes at least one hour of service, or (iv) 190 hours of service for each month in which the employee completes at least one hour of service, whichever the employer specifies in the adoption agreement.


		2.14. "Leased Employee" shall mean any person (other than an employee of the recipient employer) who pursuant to an agreement between the recipient employer and any other person ("leasing organization") has performed services for the recipi-ent employer (or for the recipient and related persons deter-mined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services per-formed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be con-sidered an employee of the recipient employer if: (i) such employee is covered by a money purchase pension plan providing:
(1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, (2) immediate par-ticipation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipi-ent employer's nonhighly compensated workforce.


		2.15. "Leave of Absence" shall mean an absence from work which is not treated by the employer as a termination of the employee's employment or association with the employer or an absence from work that is required by law to be treated as a leave of absence. Leaves of absence will be granted under rules of the employer applied uniformly to all employees simi-larly situated.


		2.16.  "Limitation Year" shall mean the plan year.


		2.17. "Maternity or Paternity Absence" shall mean an employee's absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or placement. The ad-ministrator may require the employee to furnish such informa-tion as the administrator considers necessary to establish that the employee's absence was for one of the reasons specified above.


		2.18. "One-Year Break in Service" shall mean one of the following, depending on the method of calculating years of service selected by the employer in its adoption agreement:

		(a) If the employer has specified that years of service will be based upon hours of ser-vice, then, for purposes of eligibility, a one-year break in service shall occur at the end of any twelve consecutive month period ending on the anniversary of the date the employee first completes one hour of service (the employee's employment com-mencement date) and during which such em-ployee does not complete more than 500 hours of service; and for purposes of determining a participant's vesting per-centage, a one-year break in service shall occur at the end of any plan year during which a terminated participant or employee does not complete more than 500 hours of service. In the case of a maternity or paternity absence, an employee shall be credited, for the first plan year in which such employee otherwise would have incurred a one-year break in service (and solely for purposes of determining whether such a break in service has occurred), with the hours of service which normally would have been credited to him but for such absence (or, if the administrator is unable to determine the hours which would have been so credited, eight hours for each work day of such absence), but in no event more than 501 hours for any one absence.

		(b) If the employer has specified the elapsed time method of calculating years of service in the adoption agreement pursuant to sub-
			section 2.28, each twelve consecutive month period commencing on the participant's em-ployment termination date and each anni-versary thereof, during which a participant is not employed by the employer. An em-ployee's employment termination date shall be the date the employee retires, quits or is discharged, or if earlier, the twelve-month anniversary of the date on which the employee was otherwise first absent from service. If an employee is absent from work by reason of a maternity or paternity absence, the twelve consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service.


		2.19. "Participant" shall mean an employee covered under the plan in accordance with subsection 3.1.


		2.20. "Plan" shall mean State Street Solutions Prototype Defined Contribution Plan and the adoption agreement forming a part thereof as adopted by the employer. A copy of the plan (and the trust forming a part of the plan), as amended from time to time, will be on file at the office of the employ-er and may be examined by any participant.


		2.21. "Plan Year" shall mean a calendar year, the fiscal year of the employer or some other fiscal year, as spec-ified by the employer in the adoption agreement.


		2.22. "Predecessor Employer" shall mean any corpora-tion or other entity, the stock, assets or business of which was acquired by the employer, whether by merger, consolidation, purchase of assets or otherwise, and any predecessor thereto.
If the employer has so designated in the adoption agreement, or if the employer maintains a plan of a predecessor employer, employment with the predecessor employer will be considered employment with the employer for all purposes of the plan.


		2.23. "Related Employer" shall mean (i) a member of a controlled group of corporations within the meaning of Sec-tion 414(b) of the Code of which an employer is also a member,
(ii) an incorporated or unincorporated trade or business under common control with an employer within the meaning of Section
414(c) of the Code, or (iii) a member of an affiliated service group within the meaning of Section 414(m) of the Code of which an employer is also a member, and any other entity required to be aggregated with the employer pursuant to regulations under
Section 414(o) of the Code.


		2.24. "Self-Employed Individual" shall mean an indi-vidual who has earned income for the taxable year from the trade or business for which the plan is established, as well as an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.


		2.25. "Trust" shall mean the trust agreement which forms a part of the plan pursuant to which funds contributed under the plan are held, invested, managed, controlled and distributed in accordance with the terms of such trust.


		2.26. "Trust Fund" shall mean the total assets held in trust as of any date under the trust forming a part of this plan, including any participating interests in any common, col-lective or commingled trust fund to which the trustee has made a deposit.


		2.27.  "Trustee" shall mean State Street Bank and
Trust Company.


		2.28. "Year of Service" shall mean the twelve con-secutive month periods for eligibility and for vesting, as specified by the employer in its adoption agreement:

		(a) For purposes of eligibility, the twelve consecutive month period beginning on the date the employee first completes an hour of service for the employer (such employee's "employment commencement date") and each anniversary of such employment com-mencement date, during which the employee completes at least 1,000 hours of service. For purposes of vesting, a year of service shall mean each plan year during which the employee completes 1,000 hours of service.

		(b) In lieu of the hours of service method described in (a) above, for purposes of eligibility or vesting, each twelve consec-utive month period of employment with the employer ending on an anniversary of the employee's employment commencement date, with any portion of a month being considered a whole month for this purpose, including any period of employment termination that does not exceed twelve months.

					SECTION 3

			     Eligibility and Participation


		3.1. Eligibility. Each employee of an employer who is a participant in a predecessor plan (as defined in Section
18) immediately preceding the effective date will continue as a participant in the plan on and after that date, subject to the conditions and limitations of the plan. Each other employee of an employer will become eligible to participate in the plan on the effective date (if he then satisfies the requirements be-low) or on the first entry date coincident with or next follow-ing the date such employee meets the applicable requirements set forth below:

		(a) The employee has attained the minimum age, if any, specified by the employer for this purpose in its adoption agreement;

		(b) The employee has completed the number of years of service specified by the employer for this purpose in its adoption agreement; and

		(c) The employee is a member of a group or class of employees to whom the plan has been extended by the employer as specified for this purpose in its adoption agreement.

For purposes of subparagraph (a) above, the minimum age that the employer may specify in its adoption agreement shall not exceed age 21 years. For purposes of subparagraph (b) above, the number of years of service that the employer may specify in its adoption agreement shall not exceed one year; except that, if employer contributions under the plan are fully vested at all times and the employer adopts this plan as a money purchase pension plan or specifies in the adoption agreement that par-ticipants cannot make compensation deferral contributions under subsection 4.1 of the plan, the number of years of service that may be specified in the adoption agreement shall not exceed two years. An employee who would be eligible to participate on an entry date except for subparagraph 3.1(c) above shall become a participant on the date such employee satisfies the condition for participation under subparagraph 3.1(c).


		3.2. Notice of Participation. The employer will notify its employees of the date on which they become eligible to participate in the plan. Each such employee must complete and file with the administrator one or more of the following forms:

		(a) An election, if any, to have his compen-sation reduced and compensation deferral contributions made to the plan on his behalf by his employer.

		(b)     An election, if any, to make voluntary
			contributions under the plan.

		(c) Such other forms as the administrator may determine.


		3.3. Leave of Absence. Except as provided below, a leave of absence will not interrupt years of service or partic-ipation in the plan. If an employee or participant does not return to work with his employer on or before termination of a leave of absence, he will be considered to have terminated em-ployment on the date his leave of absence expires, unless he actually terminated employment before the expiration of his leave of absence.


		3.4. Employer Records. The records of an employer as to an employee's or a participant's employment, years of service, one-year breaks in service, termination of employment, reemployment, hours of service, compensation and leaves of absence will be conclusive on all persons unless demonstrated to the administrator's satisfaction to be incorrect.


				SECTION 4

		   Compensation Deferral Contributions


		4.1. Compensation Deferral Contributions. No con-tributions are required of participants. However, if the em-ployer has so provided in its adoption agreement and subject to the limitations of this Section, a participant may elect to make compensation deferral contributions under the plan as of the beginning of the first pay period coincident with or next following the date he becomes eligible to participate under subsection 3.1, in an amount equal to a percentage of his com-pensation for the plan year which is within the range specified by the employer in its adoption agreement for this purpose.
Each election by a participant under this subsection 4.1 shall be made by filing the election form furnished by the adminis-trator at least 30 days (or such shorter time period as may be established by the administrator) prior to the beginning of the pay period or date as of which such election is to be effec-tive. A participant's compensation deferral contributions shall be fully vested and nonforfeitable at all times. No benefit under the plan except employer matching contributions under subsection 6.3 shall be contingent upon the participant's election to make (or not to make) compensation deferral contri-butions.


		4.2. Deduction of Compensation Deferral Contribu-tions. Pursuant to the participant's compensation deferral election, compensation deferral contributions shall be made by a reduction of the participant's compensation for each pay period by the elected percentage, and a contribution by the employer to the trust fund pursuant to subsection 6.2, in the amount of such reduction. The administrator may limit the compensation deferral percentage elected by a participant who is a highly compensated employee in order to satisfy the limi-tations of this Section 4, and may limit the type of compensa-tion from which compensation deferral contributions may be made.


		4.3. Variation, Discontinuance and Resumption of Compensation Deferral Contributions. Except as provided below, as of the dates specified for this purpose by the employer in the adoption agreement, a participant may elect to change the rate of his compensation deferral contributions (but not retro-actively) within the limits specified by the employer in its adoption agreement. A participant may elect to discontinue his compensation deferral contributions (but not retroactively) as of any pay period and resume making such contributions as of any such date. Each election under this subsection 4.3 shall be made by filing the election form furnished by the adminis-trator at least 30 days (or such shorter time period as may be established by the administrator) prior to the beginning of the period or date as of which such election is to be effective. Unless the plan specifies otherwise, compensation deferral con-tributions elected under this Section 4 shall be treated as em-ployer contributions under the plan.


		4.4. Calendar Year Dollar Limitation on Compensation Deferral Contributions. In no event may a participant make a compensation deferral contribution election which would result in his elective deferrals (as defined below) for any calendar year exceeding $7,000 (or such greater amount as may be pre-scribed by the Secretary of Treasury to take into account cost-of-living increases pursuant to Code Section 402(g)(5)). For purposes of this subsection 4.4, the term "elective deferral" means, with respect to any calendar year, the sum of any con-tributions made by the participant:

		(a) pursuant to an election to defer under a cash or deferred arrangement (as defined in Code Section 401(k)), to the extent not includible in the participant's gross in-come for that calendar year pursuant to Code Section 402(e)(3) (determined without regard to Code Section 402(g));

		(b) to an individual retirement plan pursuant to a simplified employee pension, to the extent not includible in the participant's gross income for that calendar year under Code Section 402(h)(1)(B) (determined with-out regard to Code Section 402(g));

		(c)     to a plan described in Code Section
			501(c)(18); and

		(d) applied toward the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)).

If a participant's elective deferrals with respect to any cal-endar year exceed the annual dollar limit prescribed above, the participant may notify the administrator in writing on or be-fore the March 1 next following the close of such calendar year of his election to have all or a portion of such excess elec-tive deferrals (and the income allocated to such deferrals) assigned to this plan and distributed in accordance with the following provisions. This assignment must be accompanied by the participant's written statement that if such amounts are not distributed, the participant's elective deferrals will exceed the limit imposed by Code Section 402(g) for the taxable year in which the deferral occurred. The participant is deemed to notify the administrator of any excess elective deferrals that arise by taking into account only those elective deferrals made to this plan and any other plans of the employer. In either event, the administrator, in its sole discretion and without regard to any other provision of the plan, may direct the trustee to distribute to the participant on or before the April 15 following immediately thereafter the participant's excess deferrals (and the income allocated to such deferrals) so allocated under this plan. Excess elective deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess elective deferrals is the sum of: (1) income or loss allocable to the participant's compensation deferral account for the taxable year multiplied by a fraction, the numerator of which is such participant's excess elective deferral for the year, and the denominator of which is the participant's account balance attributable to elective deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. The amount of such excess elective deferrals distributed to a highly compensated employee in accordance with the preceding sentence shall continue to be treated as compensation deferral contributions for purposes of the actual deferral percentage test described in subsection 4.5 below.


		4.5. Limitation on Compensation Deferral Contribu-tions. In no event shall the actual deferral percentage (as defined below) of the highly compensated employees for any plan year exceed the greater of:

		(a) The actual deferral percentage of all other eligible employees for such plan year mul-tiplied by 1.25; or

		(b) The actual deferral percentage of all other eligible employees for such plan year mul-tiplied by 2.0; provided that the actual deferral percentage of the highly compen-sated employees does not exceed that of all other eligible employees by more than two percentage points.

The "actual deferral percentage" of a group of participants for a plan year means the average of the ratios (determined sepa-rately for each participant in such group) of A to B, where A equals the sum of:

		(c)     The compensation deferral contributions
			credited to each such participant's accounts for such plan year,

		(d) The qualified nonelective contributions, if any, credited to each such participant's accounts for such plan year, and

		(e) The qualified matching contributions, if any, credited to each such participant's accounts for such plan year,

and B equals the participant's compensation (as defined in subsection 2.3) for such plan year (whether or not the employee was a participant for the entire plan year). If the employer so elects, the administrator may limit the period of time for which compensation is taken into account to that portion of the plan year in which the employee was an eligible employee under the plan; provided that, this limit shall be applied uniformly to all eligible employees under the plan for the plan year. From time to time, the administrator shall determine from the compensation deferral elections then on file whether the fore-going limitation will be satisfied and, to the extent necessary to ensure compliance with such limitation, may reduce the ap-plicable percentages of compensation withheld, or to be with-held, for the class of highly compensated employees who have elected to defer the greatest percentage of compensation; pro-vided that such reduction shall apply to the entire class of highly compensated employees at each percentage level.

The employer may elect in the adoption agreement to have all or a part of employer contributions treated as qualified nonelec-tive contributions. "Qualified nonelective contributions" means employer contributions that are fully vested at all times and subject to the restrictions on distribution applicable to compensation deferral contributions under Code Section 401(k) and subsection 4.9 of the plan (without regard to subparagraph
(e) thereof).

Each participant with respect to whom a reduction in amounts previously withheld from his compensation must occur shall have the excess deferral amounts (and income allocable thereto) dis-tributed to him in cash. The excess amounts previously with-held (and any income allocable thereto) shall be distributed within 2-1/2 months after the close of the plan year for which they are in excess, but in no event later than the close of the next following plan year. In the event that excess deferral amounts (and the income allocable thereto) are not distributed to participants within 2-1/2 months after the close of the plan year for which such deferrals are in excess, an excise tax, payable by the employer, shall be imposed upon the plan in an amount equal to ten percent of the excess deferral amount, pur-suant to Section 4979 of the Code. Excess contributions shall be adjusted for any income or loss up to the date of distribu-tion. The income or loss allocable to excess deferral contri-butions is the sum of: (1) income or loss allocable to the par-ticipant's compensation deferral contribution account (and, if applicable, the qualified nonelective contribution subaccount, or the qualified matching contribution subaccount, as appli-cable, of the employer contribution account) for the plan year multiplied by a fraction, the numerator of which is such par-ticipant's excess contributions for the year, and the denomina-tor of which is the participant's account balance attributable to compensation deferral contributions (and employer contribu-tions, if any of such contributions are included in the actual deferral percentage test) without regard to any income or loss occurring during such plan year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the plan year and the date of distribution, counting the month of distribution if distri-bution occurs after the 15th of such month. Excess deferral contributions shall be treated as annual additions under the plan.

Amounts distributed under this subsection shall first be treat-ed as distributions from the participant's compensation defer-ral contribution account and shall be treated as distributed from the participant's employer contribution account (if such contributions are treated as qualified nonelective contribu-tions or qualified matching contributions) only to the extent such excess contributions exceed the balance in the partici-pant's compensation deferral contribution account.


		4.6. Limitation on Voluntary and Employer Matching Contributions. In no event shall the contribution percentage
(as defined below) of the highly compensated employees for any plan year exceed the greater of:

		(a) The contribution percentage of all other eligible employees for such plan year multiplied by 1.25; or

		(b) The contribution percentage of all other eligible employees for such plan year mul-tiplied by 2.0; provided that the contribu-tion percentage of the highly compensated employees does not exceed that of all other eligible employees by more than two per-centage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any highly compensated employee.

The "contribution percentage" of a group of participants for a plan year means the average of the ratios (determined sepa-rately for each participant in such group) of A to B, where A equals the sum of:

		(c) The voluntary contributions, if any, credited to each such participant's account (as described in subsections 8.3 and 8.5) for such plan year; and

		(d) The matching contributions, if any, credited to each such participant's account (as described in subsections 8.3 and 8.6) for such plan year,

and B equals the participant's compensation (as defined in sub-section 2.3) for such plan year. If the employer so elects, the administrator may limit the period of time for which com-pensation is taken into account to that portion of the plan year in which the employee was an eligible employee under the plan; provided that, this limit shall be applied uniformly to all eligible employees under the plan for the plan year. Qualified matching contributions and qualified nonelective contributions used to satisfy the ADP test may not also be used to satisfy this test. Qualified nonelective contributions may be used to satisfy this test only if the requirements of Sec-tion 1.401(m)-1(b)(5) of the Income Tax Regulations are met. Matching contributions that are forfeited to correct excess aggregate contributions shall be disregarded for purposes of the ACP test.

From time to time, the administrator shall determine from the voluntary contribution elections then on file whether the fore-going limitation will be satisfied and, to the extent necessary to ensure compliance with such limitation, may restrict such contributions for the remainder of the year or reduce the applicable contribution percentages for the class of highly compensated employees who have elected to contribute the greatest percentages of compensation by returning amounts of their voluntary contributions; provided that such reduction shall apply to the entire class of highly compensated employees at each percentage level. The determination of excess contribution percentage under this subsection 4.6 shall be made after the determinations under subsections 4.4 and 4.5.

Each participant with respect to whom a reduction is required under this subsection 4.6 shall have the amount of voluntary participant or matching contributions involved in such reduction (and any income or losses allocable thereto) distri-buted to him in cash within 2-1/2 months after the close of the plan year, but in no event later than the close of the next following plan year. "Excess aggregate contributions" shall mean, with respect to any plan year, the excess of the aggre-gate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of highly compensated employees for such plan year, over the maximum contribution percentage amounts per-mitted by this test (determined by reducing contributions made on behalf of highly compensated employees in order of their contribution percentages beginning with the highest of such percentages). Such determination shall be made after first determining excess deferrals and excess contributions. In the event that excess aggregate contributions (and the income allocable thereto) are not distributed to participants within 2-1/2 months after the close of the plan year for which such contributions are in excess, an excise tax, payable by the employer, shall be imposed upon the plan in an amount equal to ten percent of the excess aggregate contribution amount, pur-suant to Section 4979 of the Code. Excess aggregate contribu-tions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess aggre-gate contributions is the sum of: (1) income or loss allocable to the participant's voluntary or employer matching contribu-tion account (and, if applicable, the qualified nonelective contribution subaccount of the employer contribution account) for the plan year multiplied by a fraction, the numerator of which is such participant's excess aggregate contributions for the year and the denominator of which is the participant's account balance attributable to voluntary or employer matching contributions, whichever is applicable (and qualified nonelec-tive contributions, if any of such contributions are included in the actual contribution percentage test) without regard to any income or loss occurring during such plan year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the plan year and the date of distribution, counting the month of dis-tribution if distribution occurs after the 15th of such month.
 Excess voluntary contributions shall be returned to the participant. Excess matching contributions, if forfeitable, shall be applied to reduce future employer matching contributions. Nonforfeitable excess matching contributions shall be distributed to participants to whose accounts such contributions were allocated as provided in the first sentence of this paragraph.


		4.7. Prohibition of Contributions by Highly Compen-sated Employees. Notwithstanding the provisions of Sections 4 and 5, the employer may designate in its adoption agreement that if a participant is deemed to be a highly compensated employee for the plan year, such participant shall not be per-mitted to make compensation deferral contributions or voluntary contributions for that plan year.


		4.8. Two or More Plans. If two or more plans of the employers to which employer matching contributions, voluntary contributions or compensation deferral contributions are made, are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this
Section 4. If a highly compensated employee participates in two or more plans of the employers to which employer matching, voluntary or compensation deferral contributions are made, then such contributions made under the various plans shall be aggre-gated for purposes of this Section 4 to determine the actual deferral percentage ("ADP") and actual contribution percentage ("ACP") of such highly compensated employee under subsections
4.5 and 4.6, respectively. In the event that this plan satis-fies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this plan, then this Section shall be applied by determining the ADP and ACP of employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Sections 401(k) and 401(m) of the Code only if they have the same plan year.

If a highly compensated employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.


		4.9. Distribution Restrictions. Compensation defer-ral contributions, qualified nonelective contributions, and qualified matching contributions, and income allocable to each are not distributable to a participant or his beneficiary or beneficiaries earlier than upon separation from service, death, or disability. Such amounts may also be distributed upon:

		(a) Termination of the plan without the estab-lishment of another defined contribution plan.

		(b) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this plan after the disposition, but only with respect to employees who continue employ-ment with the corporation acquiring such assets.

		(c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), if such corporation continues to maintain this plan, but only with respect to employees who continue employment with such subsidiary.

		(d) The attainment of age 59 1/2 in the case of a profit-sharing plan.

		(e) The hardship of the participant as described in subsection 12.5.


		4.10.  Other Requirements.

		(a) For purposes of determining the ADP and ACP of a participant who is a 5-percent owner or one of the ten most highly-paid highly compensated employees, the elective deferrals, voluntary contributions, employer matching contributions (and employer contributions if treated as elective deferrals or employer matching contributions for purposes of the ADP or ACP test, respectively) and compensation of such participant shall include the elective deferrals, voluntary contributions, employer matching contributions (and, if applicable, employer contributions) and compensation for the plan year of family members (as defined in Section 414(q)(6) of the Code). Family members with respect to such highly compensated employees shall be disregarded as separate employees in determining the ADP and ACP both for participants who are non-highly compensated employees and for participants who are highly compensated employees. Excess contributions or excess aggregate contributions, as the case may be, shall be allocated to participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in proportion to the contributions of each family member that are combined in accordance with the foregoing rules.

		(b) For purposes of determining the ADP and ACP tests, elective deferrals, voluntary contributions, qualified nonelective contributions and qualified matching contributions must be made before the last day of the twelve-month period immediately following the plan year to which contributions relate.

		(c) The employer shall maintain records sufficient to demonstrate satisfaction of the ADP and ACP tests and the amount of qualified nonelective contributions or qualified matching contributions, or both, used in such tests.

		(d) The determination and treatment of the ADP and ACP amounts of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

		(e) Multiple use: If one or more highly compensated employees participate in both a Section 401(k) plan and a plan subject to the ACP test maintained by the employer and the sum of the ADP and ACP of those highly compensated employees subject to either or both tests exceeds the aggregate limit (as defined below), then the ACP of those highly compensated employees who also participate in a Section 401(k) plan will be reduced (beginning with such highly compensated employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each highly compensated employee's contribution percentage is reduced shall be treated as an excess aggregate contribution (and distributed in accordance with the rules of subsection 4.6). The ADP and ACP of the highly compensated employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the highly compensated employees does not exceed 1.25 multiplied by the ADP and ACP of the nonhighly compensated employees. "Aggregate limit" means the sum of (i) 125 percent of the greater of the ADP of the non-highly compensated employees for the plan year or the ACP of non-highly compensated employees under the plan subject to Code Section 401(m) for the plan year beginning with or within the plan year of the 401(k) plan and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP.
			The word "lesser" shall be substituted for the word "greater" in (i)above, and the word "greater" shall be substituted for the word "lesser" after the phrase "two plus the" in (ii) above, if it would result in a larger aggregate limit.

		(f) Hardship withdrawal: If a participant receives a hardship withdrawal from this plan in accordance with subsection 12.5, such participant's compensation deferral contributions and voluntary contributions will be suspended for the twelve-month period following such withdrawal.

					  SECTION 5

				 Participant Contributions


		5.1. Voluntary Participant Contributions. If the employer has so specified in the adoption agreement, a participant may elect to make voluntary contributions under the plan as of the beginning of the first pay period coincident with or next following the date he becomes eligible to participate under subsection 3.1, in an amount equal to a percentage of his compensation for the plan year which is within the range specified by the employer in its adoption agreement for this purpose. Each election by a participant under this subsection 5.1 shall be made by filing the election form furnished by the administrator at least 30 days (or such shorter time period as may be established by the administrator) prior to the beginning of the pay period or date on which such election is to be effective. A participant's voluntary contributions shall be fully vested and nonforfeitable at all times.


		5.2. Deduction or Payment of Voluntary Contributions. A participant's voluntary contributions must be made by regular payroll deductions (in multiples of one percent) or in one or more lump sum cash payments. Voluntary participant contributions deducted by the employer will be paid to the trustee as soon as practicable after the date the contributions were made. The administrator may limit the voluntary contribution percentage elected by a participant who is a highly compensated employee in order to satisfy the limitations of Section 4, and may limit the type of compensation from which voluntary contributions may be made.


		5.3. Variation, Discontinuance and Resumption of Voluntary Contributions. Except as provided below, as of the dates specified for this purpose by the employer in the adoption agreement, a participant may elect to change his voluntary contribution rate (but not retroactively) within the limits specified by the employer in its adoption agreement. A participant may elect to discontinue making voluntary contributions (but not retroactively) as of any pay period and resume making such contributions as of any such date. Each election under this subsection 5.3 shall be made by filing the election form furnished by the administrator at least 30 days (or such shorter time period as may be established by the administrator) prior to the beginning of the period or date as of which such election is to be effective.


		5.4. No Deductible Employee Contributions. The administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the trust in the same manner as described in Section 8 of the plan. No part of the deductible employee contribution account will be used to purchase life insurance.
Subject to the Section 11 joint and survivor annuity requirements (if applicable), the participant may withdraw any part of the deductible employee contribution account by making a written application to the administrator.

				 SECTION 6

			    Employer Contributions


		6.1. Employer Contributions. Subject to the limitations of this Section 6 and Section 17, for each plan year of an employer, beginning with the first plan year in which the plan is in effect as to the employer, the employer will contribute to the trustee an annual amount required by (a) or (b) below, as has been selected by the employer in the adoption agreement:

		(a) Pension Plan: an amount which is equal to the percentage of participants' compensation for the plan year specified in the adoption agreement.

		(b) Profit Sharing Plan: such amount as the employer, in its discretion, shall determine. The employer shall designate the plan year on account of which the contribution is made and shall specify the amount of the contribution or a definite basis or formula by which the contribution can be determined within a reasonable time after the end of that plan year.
			The employer may specify in the adoption agreement that all or part of employer contributions shall be treated as qualified nonelective contributions, pursuant to subsection 4.5 or 4.6, as the case may be.

Employer contributions made under this subsection 6.1 shall be allocated in accordance with subsection 8.7.


		6.2. Compensation Deferral Contributions. Subject to the limitations of this Section 6, Section 4 and Section 17, the employer will contribute to the trustee on behalf of each participant the amount of such participant's compensation deferral contributions elected under subsection 4.1. Such compensation deferral contributions shall be paid by the employer to the trustee as soon as practicable after being withheld, but not later than 30 days (or such later date as is permitted by law or regulation) following the end of the month in which such amounts are withheld.


		6.3. Employer Matching Contributions. Subject to the limitations of this Section 6, Section 4 and Section 17, if the employer has so specified in its adoption agreement, in addition to the compensation deferral contributions made under subsection 6.2, the employer shall contribute the amount which is specified by the employer in the adoption agreement. Such "employer matching contributions" shall be paid to the trustee as of the last day of each plan year, unless the employer pays them to the trustee more frequently. If the employer so elects in the adoption agreement, all or part of employer matching contributions shall be qualified matching contributions. "Qualified matching contributions" means employer matching contributions which are nonforfeitable at all times and subject to the restrictions on distribution applicable to compensation deferral contributions under Code Section 401(k) and subsection 4.9 of the plan (without regard to subparagraph (e) thereof).


		6.4. Payment of Employer Contributions. An employer's total contribution under this Section 6 for a plan year shall be due on the last day of the plan year and, if not paid by the end of that year, shall be payable to the trustee as soon as practicable thereafter, without interest, but not later than the time prescribed by law for filing the employer's federal income tax return for the taxable year with or within with such plan year ends, including extensions thereof.


		6.5. Verification of Employer Contributions. If for any reason the employer decides to verify the correctness of any amount or calculation relating to an employer contribution for any plan year, the certificate of an independent accountant selected by the employer shall be conclusive as to all persons.


		6.6. No Responsibility for Collection or Verification. The trustee shall have no responsibility or obligation to collect any contributions under the plan or to verify the correctness of the amount of any contributions under the plan.


		6.7. Limitations on Employer Contributions. An employer's total contribution for any plan year under this Section 6 is conditioned on its deductibility under Section 404 of the Code in that year, shall comply with the contribution limitations set forth in Section 17, and shall not exceed an amount equal to the maximum amount deductible on account thereof by the employer for that year for purposes of federal taxes on income. Employer contributions to the plan may be made without regard to profits.

				 SECTION 7

			  Period of Participation


		7.1. Settlement Dates. A participant's "settlement date" will be the date on which his employment with the employer is terminated because of the first to occur of the following events:

		(a) Normal or Late Retirement. The participant retires on and after attaining the normal retirement age specified by the employer in the adoption agreement. A participant's right to his account balances shall be nonforfeitable on and after his normal retirement age.

		(b) Early or Disability Retirement. The participant retires at or after attaining the early retirement age and service, if any, specified by the employer in the adoption agreement, or at any age because of disability.

		(c)     Death.  The participant's death.

		(d) Resignation or Dismissal. The participant resigns or is dismissed from the employ of the employer before his retirement under subparagraph (a) or
			(b) of this subsection.

A participant who is transferred to employment with a related employer which has not adopted the plan will not be deemed to have terminated employment with the employer, but his partici-pation in the plan will be restricted in accordance with the provisions of subsection 7.2.


		7.2. Restricted Participation. In the event payment of part or all of a participant's account balances cannot be made at his settlement date or in the event a participant is transferred to a related employer which is not an employer under the plan or no longer meets the requirements designated by the employer under subparagraph 3.1(c), the participant or his beneficiary will be considered as a participant for all purposes of the plan, except as follows:

		(a) No share of employer contributions or employer matching contributions or forfeitures will be credited to his account after his settlement date (except as otherwise provided in Section 8), the date he is transferred to employment with such related employer or the date he no longer meets the requirements of subparagraph 3.1(c).

		(b) He will not be permitted to make compensation deferral contributions or voluntary contributions under the plan.

		(c) The beneficiary of a deceased participant cannot designate a beneficiary under subsection 10.8.

				    SECTION 8

				    Accounting


		8.1. Separate Accounts. The administrator shall maintain the following separate accounts in the name of each participant:

		(a) A "compensation deferral contribution account" to reflect the compensation deferral contributions made by the employer pursuant to the participant's election under subsection 4.1, and the income, losses, appreciation and depreciation attributable thereto.

		(b) An "employer matching contribution account" to reflect the participant's allocable share of employer matching contributions, if any, made pursuant to subsection 6.3, and the income, losses, appreciation and depreciation attributable thereto.

		(c) An "employer contribution account" to reflect the participant's allocable share of the employer contributions, if any, made pursuant to subsection 6.1, and the income, losses, appreciation and depreciation attributable thereto.

		(d) A "voluntary contribution account" to reflect the participant's voluntary contributions, if any, made pursuant to subsection 5.1 of the plan, which shall consist of two subaccounts: one to reflect the participant's voluntary contributions made prior to January 1, 1987 and the earnings and market value adjustments thereon; and the other to reflect his voluntary contributions made on and after that date and the income, losses, appreciation and depreciation attributable thereto.

		(e) A "participant rollover account" to reflect each transfer to the trust fund pursuant to subsection
			8.10 of rollover amounts, rollover contributions or benefits under any plan which meets the requirements of Section 401(a) of the Code that are attributable to the participant, and the income, losses, appreciation and depreciation attributable thereto.

If the employer has authorized the establishment of investment options in its adoption agreement, each account maintained for a participant will consist of separate subaccounts which will reflect the portion of each participant's account invested in each of the investment options in accordance with subsection
9.2. The administrator or the trustee also may maintain such other accounts or subaccounts in the names of participants or otherwise as it considers necessary or advisable. Unless the context indicates otherwise, the term "account" shall include all accounts (and subaccounts) maintained for a participant.


		8.2. Accounting Dates. A "regular accounting date" is the date specified for this purpose by the employer in the adoption agreement. A "special accounting date" will be any accounting date specified as such by the employer subject to the provisions of subsection 16.5. The term "accounting date" shall include both a regular accounting date and a special accounting date. If an accounting date is not a day on which the trustee is open for the transaction of business, the next preceding business day or other date designated by the trustee shall be the accounting date.


		8.3. Adjustment of Accounts. The income, losses, appreciation and depreciation of the trust fund and each investment option will be allocated as they arise to the accounts of each participant with an interest therein, pro rata, according to the portion of the participant's account balance invested in the trust fund or that investment option.


		8.4. Valuation Date. Adjustments under subsection 8.3 shall be made as of each valuation date, based on the fair market value of the assets of the trust fund and each investment option as of that date. A "valuation date" means each business day of the sponsor. In determining the fair market value of securities held in the trust fund which are listed on a registered stock exchange, the trustee shall value the same at the prices they were last traded on such exchange preceding the close of business on the valuation date. If such securities were not traded on the valuation date, or if the exchange on which they are traded was not open for business on the valuation date, then the securities shall be valued at the prices they were last traded prior to the valuation date. Any unlisted security held in the trust fund shall be valued at it's bid price as of or next preceding the close of business on the valuation date. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.


		8.5. Crediting of Compensation Deferral Contributions and Voluntary Contributions. Compensation deferral contributions made on behalf of a participant shall be credited to his compensation deferral contribution account. Each participant's voluntary contributions, if any, will be credited to his voluntary contribution account.


		8.6. Allocation and Crediting of Employer Matching Contributions. The employer's matching contributions under subsection 6.3 of the plan shall be allocated and credited to the employer matching contribution accounts of such participants as the employer has specified in its adoption agreement in the manner specified by the employer in the adoption agreement. However, if the participant has elected any withdrawal from his compensation deferral contribution account during the applicable period, then, for purposes of determining the allocation of employer matching contributions for the period, such withdrawal shall be deemed to have occurred first from any compensation deferral contributions which the participant made during that period. In no event, however, shall employer matching contributions be credited to a partici-pant's employer matching contribution account which would exceed the limitations specified in subsection 4.6 or Section 17 of the plan.


		8.7. Allocation and Crediting of Employer Contributions. As of the accounting date coincident with the last day of the plan year, the employer's contribution for the plan year ending on that date shall be allo-cated and credited to the employer contribution accounts of such participants as the employer has specified in its adoption agreement, based upon such part-icipants' compensation (calculated as specified by the employer in the adoption agreement), according to (a) or (b) below, as specified by the employer in the adoption agreement:

		(a) Compensation Allocation. To the employer contribution accounts of all participants, pro rata, according to the compensation paid to them by the employer during that plan year.

		(b)     Permitted Disparity Allocation.  To the
			employer contribution accounts of all
			participants as follows:

			(i)     First, pro rata, according to
				the compensation paid to them
				by the employer during that
				plan year, but not in excess of
				three percent of compensation.

			(ii)    Second, any employer contribu-
				tions remaining after the allo-
				cation in (i) above will be
				allocated to each participant's
				account, pro rata, according to
				the compensation paid to them
				by the employer during that
				plan year in excess of the
				integration level (as specified
				by the employer in the adoption
				agreement), but not in excess
				of three percent of such excess
				compensation.

			(iii)   Third, any employer contribu-
				tions remaining after the allo-
				cations in (i) and (ii) above
				will be allocated to each par-
				ticipant's account, pro rata,
				according to the sum of the
				total compensation and the
				compensation in excess of the
				integration level paid to them
				by the employer while they were
				participants during that plan
				year, but not in excess of the
				maximum disparity rate (as defined
				below) multiplied by the sum of such
				compensation and excess compensation.

			(iv)    Finally, any employer contributions
				remaining after the allocations above
				will be allocated to each participant's
				account, pro rata, according to the
				compensation paid to them by the
				employer during that plan year.

If the employer has adopted this plan as a paired defined contribution plan, only one of the plans may elect to allocate employer contributions in accordance with subparagraph (b) above. The maximum disparity rate shall be:

		(i)     2.7% if the integration level is either:

			(A)     the taxable wage base under
				Section 3121(a) of the Code as
				in effect at the beginning of
				the plan year (the "TWB"); or

			(B)     not more than the greater of
				$10,000 or 20% of the TWB;

		(ii)    2.4% if the integration level is more
			than 80% of the TWB but less than the
			TWB; and

		(iii)   1.3% if the integration level is:

			(A)     more than the greater of
				$10,000 or 20% of the TWB; but

			(B)     not more than 80% of the TWB.

The integration level shall be equal to the taxable wage base or such lesser amount elected by the employer in the adoption agreement. The taxable wage base is the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the plan year. This plan may not provide for permitted disparity if the employer maintains any other plan that provides for permitted disparity and benefits any of the same participants. A participant is treated as benefitting under the plan for any plan year during which the participant received or is deemed to receive an allocation in accordance with Section 1.410(b)-3(a) of the Income Tax Regulations.


		8.8. Allocation and Crediting of Forfeitures. As of the accounting date coincident with the end of the plan year in which distribution of the participant's benefits occurs (or in which the participant incurs five consecutive one-year breaks in service, if earlier), the amount by which a participant's accounts are reduced under subsection 10.2 (or subsection 19.5, if applicable) on account of such participant's resignation or dismissal from employment with the employer prior to becoming fully vested in his accounts shall be a "forfeiture". Prior to that date, all of a participant's accounts shall be subject to adjustment under subsection 8.3. Forfeitures shall be applied in one of the following methods, as specified by the employer in the adoption agreement:

		(a) Forfeitures shall be allocated and credited to the employer contribution accounts of participants as though they were additional employer contri-butions (but not in excess of the limitations of Section 415 of the Code); or

		(b) Forfeitures shall be applied first, to reduce the amount of employer matching contributions, if any, which are made pursuant to subsection 6.3 of the plan, and then to reduce the employer contributions, if any, which are made pursuant to subsection 6.1 of the plan.

In the event a participant is reemployed by an employer after distribution of his benefits but before incurring five consecutive one-year breaks in service, the provisions of subsection 14.3 shall apply.


		8.9. Charging Withdrawals and Distributions. All withdrawals, payments, loan disbursements and distributions made under the plan to or for the benefit of a participant or his beneficiary shall be charged to the proper accounts of such participant.


		8.10. Rollovers. At the direction of the administrator, and in accordance with such rules as the administrator may establish from time to time, rollovers described in Section 402(c) of the Code, rollover contributions described in Section 408(d)(3) of the Code and benefits under another plan which meets the requirements of Section 401(a) of the Code that are attributable to an employee covered under subsection 3.1(c) of the plan may be transferred to the trust fund and received by the trustee. A rollover account will be established in the name of each such employee in accordance with subparagraph 8.1(e) for rollovers or transfers made with respect to that employee. Except to the extent otherwise provided in the plan or determined by the administrator, such rollover accounts shall be subject to the same investment elections and the same accounting, withdrawal, distribution and other provisions of this plan as the other accounts of the employee, but no participant or employer contri-butions made under this plan nor forfeitures that arise under this plan shall be credited to such rollover accounts. Rollovers, rollover contributions and benefits under other qualified plans that are transferred to the trust fund pursuant to this subsection shall be credited to the appropriate participant rollover accounts. If the administrator determines to accept a direct or indirect transfer on behalf of an employee from any defined benefit plan, any defined contribution plan subject to the funding standards of Section 412 of the Code or any defined contribution plan that would require a joint and survivor annuity or pre-retirement annuity under Sections 401(a)(11) and 417 of the Code with respect to that employee, the provisions of Section 11 shall apply.


		8.11. Statements. At least once each year, the administrator will furnish to each participant a statement reflecting the condition of the participant's accounts in the trust fund.

			       SECTION 9

			      Investments


		9.1. Investment Option Selection. If the employer has speci-fied in its adoption agreement that each participant may select the investment options offered under the plan in which his account balances and the contribu-tions to be made by him or on his behalf under the plan will be invested, the provisions of this Section 9 shall be applicable. The employer shall designate in the adoption agreement whether each participant in the plan may direct the investment option selection for all accounts maintained on his behalf (and the contributions made to such accounts) or only for those accounts specified by the employer in the adoption agreement. Each participant, by writing filed with the administrator at least 30 days (or such shorter time period as may be established by the administrator) prior to the first day as of which this
Section is applicable, may specify the percentage (in whole multiples of such percentages as the employer specifies in its adoption agreement for this purpose and not exceeding 100 percent) of the future contributions to be made by him or on his behalf to be invested in each of the investment options established under the trust, as described in subsection 9.2. Each participant, by writing filed with the administrator also may specify the percentage (in whole multiples of such percentages as the employer specifies in its adoption agreement and not exceeding 100 percent) of his current account balances to be invested in each of the investment options. Unless the administrator (with the consent of the trustee) specifies otherwise, a participant may execute separate investment elections with respect to his current account balances under the plan and the future contributions to be made to the plan by him or on his behalf.


		9.2. Investment Option Subaccounts. The administrator will maintain subaccounts reflecting the portion of each participant's compensation deferral contribution account, voluntary contribution account, participant rollover contribution account, employer matching contribution account and employer contribution account invested in one or more of the investment options established under the trust, as agreed to by the employer and the trustee. If the employer so directs, an investment fund may be invested entirely in "qualifying employer securities," as that term is defined in Section 407(d)(5) of ERISA. The trustee shall invest such contributions and each participant's account balances in an investment option or options in accordance with the directions given the trustee by the administrator, but shall have no obligation or duty to verify the correctness of any such directions.

		9.3. Elections to Change Investments. As of each valuation date (or such other date or dates as may be established by the administrator with the consent of the trustee), a participant may elect by writing filed with the administrator at least 30 days (or such shorter time period as may be estab-lished by the administrator) prior to the date as of which such election is to be effective, and within the limits specified in subsection 9.1:

		(a) To select, based upon a percentage, totaling 100%, the investment option or options in which the aggregate credit balance of his subaccounts are to be redistributed; and

		(b) Except as provided in the last sentence of subsection 9.1, to change his direction with respect to the investment of any con-tributions made by him or for his benefit after such date.

Unless a participant elects to change his investment direction with respect to his account balances and contributions made to him or on his behalf, such contributions and account balances will be invested in accordance with the investment directions last filed with the administrator. During any period in which no direction as to the investment of contributions made by a participant or for his benefit, or the participant's account balances, is in effect with respect to the participant, such contributions and the participant's account balances will be invested in such manner as the administrator may determine.


		9.4. Accounting for Investments. In the event a participant directs the transfer of his account balances from one investment option to another investment option, the participant's subaccount invested in the invest-ment option from which such transfer is made will be charged with the amount transferred, and the subaccount invested in the investment option to which such transfer is made shall be credited with the amount so transferred as of the effective date of such transfer. Any forfeiture allocated to a participant's employer matching or contribution account in accordance with subsection 8.8 will be invested in the same manner as specified in the participant's current invest-ment election as to future contributions.


		9.5. Participant Directed Brokerage Accounts. If one of the investment options established under the plan is a participant directed broker-age account, the trustee shall make purchases or sales of property for a parti-cipant directed brokerage account as the participant directs in writing. However, pending investment of his account, the trustee may invest any portion of the assets in a participant's account which is held in cash or cash equiva-lents in short term fixed income investments. A participant shall be entitled to give orders directly to a broker for the purchases and sale of securities.
A participant may not require the trustee to:

		(a) enter into a general partnership or a joint venture;

		(b)     engage in a transaction with respect to
			commodities;

		(c) acquire any property that will be subject to acquisition or other indebtedness;

		(d) acquire any securities other than those listed on a recognized national exchange or quoted by the National Association of Secu-rities Dealers automatic quotation system;

		(e) write or acquire any option with respect to property of any kind;

		(f) acquire any real property in violation of local laws on the holding of such property or acquire any non-commercial real property;

		(g) acquire any franchise or similar right or property; or

		(h) engage in any transaction that the trustee in good faith believes to be a transaction prohibited by ERISA.

Each participant shall indemnify and hold the employer, the administrator and the trustee harmless from and against any and all claims, obligations, liabili-ties, costs and expenses (including reasonable attorneys' fees) arising from any investment direction given by the participant in accordance with this sub-
section 9.5. Notwithstanding the provisions of the trust, all expenses incurred in connection with the sale, investment and reinvestment of assets in accordance with this subsection 9.5 (including, but not limited to custodial, maintenance, investment management, brokerage, postage, express and insurance charges, and transfer taxes) shall be charged to the appropriate accounts of participants who elect to direct investment of their accounts. By writing filed with the trustee, a participant may direct the trustee to liquidate all the assets held subject to his individual direction at fair market value (as determined by the trustee after consulting with the participant). The amount realized by the trustee shall be credited to the participant's accounts under the plan and shall thereafter be invested and reinvested by the trustee in accordance with the applicable provisions of the trust agreement.


		9.6. Investment Restrictions. No assets of the trust may be invested in "collectibles" as that term is defined in Section 408(m) of the Code. If the sponsor consents, life insurance contracts may be held for a participant, subject to the following provisions of this subsection 9.6. For purposes of this subsection, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are held, less than 1/2 of the aggregate employer contributions allo-cated to any participant will be used to pay the premiums attributable to them. No more than of the aggregate employer contributions allocated to any partici-pant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life. The sum of 1/2 of the ordinary life insurance premiums and all other life insurance premiums will not exceed of the aggregate employer contributions allocated to any participant. Subject to the survivor annuity requirements of Section 11, the contracts on a participant's life will be converted to cash or an annuity or distributed to the participant upon commence-ment of benefits. The trustee shall apply for and will be the owner of any insurance contract held under the terms of this plan. The insurance contract(s) must provide that proceeds will be payable to the trustee; however, the trustee shall be required to pay over all proceeds of the contract(s) to the partici-pant's designated beneficiary in accordance with the distribution provisions of this plan. A participant's spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 11, if applicable. Under no circumstances shall the trust retain any part of the proceeds. In the event of any conflict between the terms of this plan and the terms of any insurance contract purchased hereunder, the plan provisions shall control. Any dividends or credits earned on insurance contracts will be allocated to the participant's account derived from employer contributions for whose benefit the contract is held.

			       SECTION 10

		      Payment of Account Balances


		10.1. Retirement or Death. If a participant's settlement date occurs under subparagraph 7.1(a), (b) or (c) on account of his retirement, disability or death, his entire account balance will be fully vested and nonfor-feitable and will be payable under subsection 10.3 or 10.4.


		10.2. Resignation or Dismissal. If a participant's settlement date occurs under subparagraph 7.1(d) on account of his resignation or dismissal, his account balances, reduced in certain cases as required below, will be payable under subsec-tion 10.3 (or 10.4 if the participant dies before the commence-ment of his benefits). If at the date the participant's em-ployment terminates the participant has not been a participant in the plan for his applicable "vesting period" (as defined below), the participant's employer matching contribution ac-count balance and employer contribution account balance as of his settlement date (after any adjustments then required) will be reduced to an amount equal to the "vested percentage" (as defined below) of such balances, except as otherwise provided in the next sentence. A participant's applicable "vesting period" is the applicable vesting period as specified by the employer in the adoption agreement, based on his years of ser-vice with his employer. Except as may be required under sub-
section 19.5, of the plan, the "vested percentage" of a partic-ipant in his employer contribution and employer matching con-tribution account balances will be the percentage specified by the employer in the adoption agreement for this purpose. A participant's interests in his compensation deferral contribu-tion account, voluntary contribution account and participant rollover account (and employer contribution account, to the extent employer contributions are utilized to satisfy the ADP test under subsection 4.5 or the ACP test under subsection 4.6) shall be fully vested and nonforfeitable at all times. If the employer has specified under subsection 3.1 that two years of service are required for eligibility purposes, the vested per-centage of all participant accounts shall be one hundred per-cent.


		10.3. Manner of Distribution. Subject to the provi-sions of this Section 10 and Section 11, after each partici-pant's settlement date, distribution of the net credit balances in the participant's accounts, after all required adjustments have been completed, will be made to the participant by payment in a lump sum, unless the employer has specified in the adop-tion agreement that a participant may elect to receive payment in a series of substantially equal annual, semi-annual, quar-terly or monthly installments, or unless the joint and survivor provisions of Section 11 apply because the employer has adopted this plan as a money purchase pension plan or because the em-ployer has adopted this plan as a profit sharing plan and has elected in the adoption agreement to provide a joint and sur-vivor annuity form of payment. If the participant may elect the form of payment, then his account balances will be paid to him (or, in the event of his death, to his spouse or designated beneficiary) in accordance with such election. If the partici-pant has not filed the appropriate election with the adminis-trator (or if such election is not permitted), his account bal-ance will be paid in a lump sum, subject to the provisions of
Section 11, if applicable. If the participant's interest is to be distributed in other than single sum, the following minimum distribution rules shall apply on or after the required begin-ning date to determine the amount to be distributed each year:

		(a) If a participant's benefit is to be dis-tributed over (i) a period not extending beyond the life expectancy of the partici-pant or the joint life and last survivor expectancy of the participant and the par-ticipant's designated beneficiary or (ii) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distri-butions for the first distribution calendar year, must at least equal the quotient obtained by dividing the participant's benefit by the applicable life expectancy.

		(b) The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the participant's benefit by the lesser of
			(i) the applicable life expectancy, or (ii) if the participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the participant shall be distributed using the applicable life ex-pectancy in (a) above as the relevant divi-sor without regard to Regulations Section 1.401(a)(9)-2.

		(c) The minimum distribution required for the participant's first distribution calendar year must be made on or before the partici-pant's required beginning date. The mini-mum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the participant's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.


		10.4. Death Distribution Provisions. If the partic-ipant dies after distribution of the participant's interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of dis-tribution being used prior to the participant's death. If a participant dies prior to the commencement of his benefit pay-ments under the plan, his account balances will be distributed in a lump sum, unless the employer has specified in the adop-tion agreement that distributions may be made by installment payments and the participant has elected payment in that form to his spouse or other beneficiary, as provided in subsection
10.8, or unless the provisions of Section 11 apply. If the participant dies before distribution of his or her interest begins, distribution of the participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death, except that, if installment payments may be elected, as specified by the em-ployer in the adoption agreement, an election may be made to receive distributions in accordance with (a) or (b) below:

		(a) if any portion of the participant's inter-est is payable to a designated beneficiary, distributions may be made over the life of, or over a period certain not greater than the life expectancy of, the designated ben-eficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the participant died;

		(b) if the designated beneficiary is the par-ticipant's surviving spouse, the date dis-tributions are required to begin in accor-dance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the participant died and (2) December 31 of the calendar year in which the participant would have attained age 70-1/2.

If elections are permitted, but the participant has not made an election pursuant to this subsection by the time of his death, the participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this subsection, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant. If the participant has no designated bene-ficiary, or if the designated beneficiary does not elect a method of distribution (or the adoption agreement does not per-mit elections), distribution of the participant's entire inter-est must be completed by December 31 of the calendar year con-taining the fifth anniversary of the participant's death. If the surviving spouse dies after the participant, but before payments to such spouse begin, the provisions of (a) above shall be applied as if the surviving spouse were the partici-pant. For purposes of this subsection, any amount paid to a child of the participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority. For purposes of this subsection, distribution of a partici-pant's interest is considered to begin on the participant's required beginning date (or the date distribution is required to begin to the surviving spouse pursuant to (b) above).


		10.5. Commencement of Distributions. Except as provided below in this subsection, payment of a participant's benefits will be made (or installment payments will commence) within a reasonable time after his settlement date, but not later than 60 days after the latest of (a) the end of the plan year in which a participant attains normal retirement age, (b) the end of the plan year in which the participant terminates his employment with the employer, or (c) such later date on which the amount of the payment can be ascertained by the administrator. Distribution of a participant's benefits shall be made (or installment payments shall commence) no later than the participant's required beginning date as defined in sub-paragraph 10.11(d). Notwithstanding the foregoing, if a par-ticipant has elected, by filing a written designation with the administrator prior to January 1, 1984, to have distribution of his benefits commence in accordance with the terms of a pre-decessor plan as in effect immediately preceding January 1, 1984, then distribution of such participant's benefits will be made in accordance with that designation, unless revoked by the participant, except that, for calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations.


		10.6. Distribution Requirements. All distributions required under this Section shall be determined and made in accordance with the Income Tax Regulations under Section
401(a)(9), including the minimum distribution incidental bene-fit requirement of Section 1.401(a)(9)-2 of the regulations.
The entire interest of a participant must be distributed or begin to be distributed no later than the participant's requir-ed beginning date. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

		(a)     the life of the participant,

		(b) the life of the participant and a desig-nated beneficiary,

		(c) a period certain not extending beyond the life expectancy of the participant, or

		(d) a period certain not extending beyond the joint and last survivor expectancy of the participant and a designated beneficiary.


		10.7. Consent to Distribution. If a participant's settlement date occurs and the value of the participant's vest-ed account balance derived from employer and employee contribu-tions is not greater than $3,500, the participant will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a forfeiture. For purposes of this subsection, if the value of a participant's vested account balance is zero, the partici-pant shall be deemed to have received a distribution of such vested account balance. If a participant's settlement date occurs and the participant elects, in accordance with the re-quirements below, to receive the value of his vested account balance, the nonvested portion will be treated as a forfeiture.

If a participant receives or is deemed to receive a distribu-tion pursuant to this subsection and the participant resumes employment covered under this plan, the participant's employer-derived account balance may be restored pursuant to subsection 14.3.

If the value of participant's vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the ac-count balance is immediately distributable, the participant must consent to any distribution of such account balance. The consent of the participant shall be obtained in writing within the 90-day period ending on the date proposed for distribution.
 An account balance is immediately distributable if any part of the account balance could be distributed to the participant before the participant attains age 65. The administrator shall notify the participant of the right to defer any distribution until the participant's account balance is no longer immedi-ately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice re-quirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the date proposed for distribution.

The consent of the participant shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termi-nation of this plan, the participant's account balance may, without the participant's consent, be distributed to the par-ticipant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group. Notwithstanding the foregoing, the failure of a partic-ipant to consent to a distribution while a benefit is immedi-ately distributable, within the meaning of this subsection, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this subsection.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section
1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

		(a) The administrator clearly informs the par-ticipant that the participant has a right to a period of at least 30 days after re-ceiving the notice to consider whether or not to elect a distribution (and, if appli-cable, a particular distribution option), and

		(b) the participant, after receiving the no-tice, affirmatively elects a distribution.


		10.8. Beneficiary Designation. Each participant from time to time, by signing a form furnished by the adminis-trator, may designate any person or persons (who may be desig-nated contingently or successively) to whom his account balanc-es under the plan are to be paid if he dies before he receives all of such account balances. Each beneficiary designation form signed by a participant will be effective only when filed with the administrator and when so filed will cancel all such beneficiary designation forms signed earlier. Notwithstanding the foregoing, if a deceased participant is survived by his spouse, such spouse automatically shall be his sole primary beneficiary unless the participant has designated another per-son or persons as his primary, sole or co-beneficiary and the surviving spouse has consented thereto. Such consent by a sur-viving spouse shall be in writing filed with the administrator, shall acknowledge the effect of such designation and shall be witnessed by the administrator or a notary public. If a par-ticipant dies without leaving a surviving spouse or having failed to designate a beneficiary as provided above or if his spouse or designated beneficiary dies before him or before com-plete distribution of his account balances, the administrator in its discretion may direct the trustee to pay the partici-pant's account balances to either:

		(a) one or more of the participant's relatives by blood or marriage and in such propor-tions as the administrator determines; or

		(b) the legal representative or representatives of the estate of the last to die of the participant and his designated beneficiary.

The phrase "designated beneficiary" means the person or persons designated by a participant as his beneficiary in the last effective beneficiary designation form filed with the adminis-trator under this subsection and to whom a deceased partici-pant's account balances are payable under the plan. The term "beneficiary" means the natural or legal person or persons to whom a deceased participant's account balances are payable under this subsection. No beneficiary may designate another beneficiary.


		10.9. Missing Participants or Beneficiaries. Each participant must file with the administrator from time to time in writing his and his designated beneficiary's post office address and each change of any such address. If a participant dies before he receives all of his benefits under the plan, his beneficiary must file any change in his post office address with the administrator. A communication, statement or notice addressed to a participant or beneficiary at his last post office address filed with the administrator or shown on his employer's records, will be binding on the participant and his beneficiary for all purposes of the plan. If the administrator notifies the participant or his beneficiary that he is entitled to a payment and also notifies him of this subsection, and the participant or beneficiary fails to claim his benefits or make his whereabouts known to the administrator within three years after the notification, the account of the participant or bene-ficiary will be disposed of as follows:

		(a) If the whereabouts of the participant's designated beneficiary then is known to the administrator, payment or distribution will be made to the designated beneficiary; or

		(b) If the whereabouts of the participant's designated beneficiary then is unknown to the administrator, payment or distribution will be made to the participant's heirs, as determined under the laws of the Commonwealth of Massachusetts as if the participant had died on the date of such distribution.


		10.10. Facility of Payment. When, in the opinion of the administrator, a participant or beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the administrator may direct the trustee to make payments to the participant or his beneficiary or his legal representative.


		10.11. Definitions. For purposes of this Section 10, the following terms shall have the following meanings:

		(a) Applicable life expectancy. The life ex-pectancy (or joint and last survivor expec-tancy) calculated using the attained age of the participant (or designated beneficiary) as of the participant's (or designated ben-eficiary's) birthday in the applicable cal-endar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. The applicable calendar year shall be the first distribution calendar year. If payments commence before the required beginning date, the applicable calendar year is the year such payments commence.

		(b) Life expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the participant (or spouse, in the case of distributions described in sub-
			section 10.4 above) by the time distribu-tions are required to begin, life expec-tancies shall not be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

		(c) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's re-quired beginning date. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsec-tion 10.5.

		(d) Required beginning date. The required beginning date of a participant is the first day of April of the calendar year following the calendar year in which the participant attains age 70-1/2. The re-quired beginning date of a participant who attains age 70-1/2 before January 1988, shall be determined in accordance with (1) or (2) below:

			(i)     Non-5-percent-owners.  The
				required beginning date of a
				participant who is not a 5-per-
				cent owner is the first day of
				April of the calendar year fol-
				lowing the calendar year in
				which the later of retirement
				or attainment of age 70-1/2
				occurs.

			(ii)    5-percent owners.  The required
				beginning date of a participant
				who is a 5-percent owner during
				any year beginning after Decem-
				ber 31, 1979 is the first day
				of April following the later
				of:  (A) the calendar year in
				which the participant attains
				age 70-1/2, or (B) the earlier
				of the calendar year with or
				within which ends the plan year
				in which the participant be-
				comes a 5-percent owner, or the
				calendar year in which the par-
				ticipant retires.

			The required beginning date of a partici-pant who is not a 5-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989 is April 1, 1990. A participant is treated as a 5-percent owner for purposes of this sub-
			section if such participant is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent plan year. Once distri-butions have begun to a 5-percent owner under this subsection, they must continue to be distributed, even if the participant ceases to be a 5-percent owner in a subse-quent year.

		(e) Participant's benefit. The account balance as of the last valuation date in the calen-dar year immediately preceding the distri-bution calendar year (valuation calendar year) increased by the amount of any con-tributions or forfeitures allocated to the account balance as of dates in the valua-tion calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. However, if any portion of the mini-mum distribution for the first distribution calendar year is made in the second distri-bution calendar year on or before the re-quired beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.


		10.12. Distribution to Alternate Payees. The admin-istrator may direct the trustee to distribute benefits to an alternate payee on the earliest date specified in a qualified domestic relations order, without regard to whether such dis-tribution is made or commences prior to the participant's ear-liest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the participant could commence receiving benefits under the plan.

			SECTION 11

	Joint and Survivor Annuity Requirements


		11.1. Qualified Joint and Survivor Annuity. The provisions of this Section shall apply to any participant who is credited with at least one hour of service with the employer on or after August 23, 1984, and such other participants as provided in subsection 11.7. Unless the participant selects an optional form of benefit pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married participant's vested account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried participant's vested account balance will be paid in the form of a life annuity. The participant may elect to have such annuity distributed upon attainment of the earliest re-tirement age under the plan. A "qualified joint and survivor annuity" is an immediate annuity for the life of the partici-pant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the participant and the spouse and which is the amount of benefit which can be purchased with the participant's vested account balance. The percentage of the survivor annuity under the plan shall be 50%. A "life annuity" is an immediate annu-ity payable in equal installments for the life of the partici-pant that terminates upon the participant's death. Any annuity contract distributed from the plan must be nontransferable.
The terms of any annuity contract purchased and distributed by the plan to a participant or spouse shall comply with the requirements of the plan.


		11.2. Qualified Preretirement Survivor Annuity. Unless the participant selects an optional form of benefit within the election period pursuant to a qualified election, if a participant dies before the annuity starting date, the par-ticipant's vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse.
The surviving spouse may elect to have such annuity distributed within a reasonable period after the participant's death.


		11.3.  Definitions.

		(a) Election period: The period which begins on the first day of the plan year in which the participant attains age 35 and ends on the date of the participant's death. If a participant separates from service prior to the first day of the plan year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

		(b) Pre-age 35 waiver: A participant who will not yet attain age 35 as of the end of any current plan year may make a special quali-fied election to waive the qualified prere-tirement survivor annuity for the period beginning on the date of such election and ending on the first day of the plan year in which the participant will attain age 35. Such election shall not be valid unless the participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under subsection
			11.4.  Qualified preretirement survivor
			annuity coverage will be automatically
			reinstated as of the first day of the plan year in which the participant attains age
			35.  Any new waiver on or after such date
			shall be subject to the full requirements of this Section.

		(c) Qualified election: A waiver of a quali-fied joint and survivor annuity or a quali-fied preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survi-vor annuity shall not be effective unless:
			(i) the participant's spouse consents in writing to the election; (ii) the election designates a specific beneficiary, includ-ing any class of beneficiaries or any con-tingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent); (iii) the spouse's consent acknowledges the effect of the election; and (iv) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

			Any consent by a spouse obtained under this provision (or establishment that the con-sent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designa-tions by the participant without any re-quirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific bene-ficiary, and a specific form of benefit where applicable, and that the spouse vol-untarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the partic-ipant has received notice as provided in subsection 11.4 below.

		(d) Spouse (surviving spouse): The spouse or surviving spouse of the participant, pro-vided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic rela-tions order as described in Section 414(p) of the Code.

		(e) Annuity starting date: The first day of the first period for which an amount is paid as an annuity or in any other form.

		(f) Vested account balance: The aggregate value of the participant's vested account balances derived from employer and employee contributions (including rollovers), wheth-er vested before or upon death, including the proceeds of insurance contracts, if any, on the participant's life. The provi-sions of this Section shall apply to a par-ticipant who is vested in amounts attrib-utable to employer contributions, employee contributions (or both) at the time of death or distribution.


		11.4. Notice Requirements. In the case of a quali-fied joint and survivor annuity, the administrator shall pro-vide each participant, no less than 30 days and no more than 90 days prior to the annuity starting date, a written explanation of: (i) the terms and conditions of a qualified joint and sur-vivor annuity; (ii) the participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a participant's spouse; and (iv) the right to make, and the effect of, a revo-cation of a previous election to waive the qualified joint and survivor annuity.

In the case of a qualified preretirement survivor annuity as described in subsection 11.2, the administrator shall provide each participant, within the applicable period for such partic-ipant, a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the require-ments of the preceding paragraph applicable to a qualified joint and survivor annuity. The applicable period for a par-ticipant is whichever of the following periods ends last: (i) the period beginning with the first day of the plan year in which the participant attains age 32 and ending with the close of the plan year preceding the plan year in which the partici-pant attains age 35; (ii) a reasonable period ending after the individual becomes a participant; (iii) a reasonable period ending after subsection 11.5 ceases to apply to the partici-pant; or (iv) a reasonable period ending after this subsection first applies to the participant. Notwithstanding the forego-ing, notice must be provided within a reasonable period ending after separation from service in the case of a participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii),
(iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a participant who separates from service before the plan year in which he attains age 35, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a participant thereafter returns to employment with the employer, the applicable period for such participant shall be redetermined.


		11.5. Exceptions to Notice Requirements. Notwith-standing the provisions of subsection 11.4, the respective notices prescribed by that subsection need not be given to a participant if the plan (1) "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, (2) does not allow the participant to waive the qualified joint and survivor annuity or qualified prere-tirement survivor annuity, and (3) does not allow a married participant to designate a nonspouse beneficiary. For purposes of this subsection 11.5, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the participant may result from the participant's failure to elect another benefit.


		11.6. Safe Harbor Rules. This subsection 11.6, which provides an exception to the joint and survivor annuity requirement for certain profit sharing plans, shall apply to a participant in a profit sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account at-tributable solely to accumulated deductible employee contribu-tions, as defined in Section 72(o)(5)(B) of the Code, and main-tained on behalf of a participant in a money purchase pension plan, (including a target benefit plan) if the following condi-tions are satisfied: (i) the participant does not or cannot elect payments in the form of a life annuity; and (ii) on the death of a participant, the participant's vested account bal-ance will be paid to the participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the participant's designated beneficiary. The surviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the participant's death. The account balance shall be adjusted for gains or losses occurring after the participant's death in accordance with the provisions of Section 8 of the plan. This subsection 11.6 shall not be operative with respect to a par-ticipant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of
Section 401(a)(11) and Section 417 of the Code, or if the em-ployer has specified in the adoption agreement that the joint and survivor annuity shall be the normal form of payment under the plan. If this subsection 11.6 is operative, then the pro-visions of this Section 11, other than this subsection 11.6, shall be inoperative. Notwithstanding the foregoing:

		(a) The participant may waive the spousal death benefit described in this subsection at any time provided that no such waiver shall be effective unless it satisfies the condi-tions of subsection 11.3 (other than the notification requirement referred to there-
			in) that would apply to the participant's waiver of the qualified preretirement sur-vivor annuity.

		(b) For purposes of this subsection 11.6, vested account balances shall mean, in the case of a money purchase pension plan or a tar-get benefit plan, the participant's sepa-rate account balance attributable solely to accumulated deductible employee contribu-tions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, vested account balance shall have the same meaning as provided in subsection 11.3.



		11.7.   Transitional Rules.

		(a)     Any living participant not receiving
			benefits on August 23, 1984 who would
			otherwise not receive the benefits
			prescribed by the foregoing provisions of this Section must be given the opportunity to elect to have the foregoing provisions of this Section apply if such participant is credited with at least one hour of service under this plan or a predecessor plan in a plan year beginning on or after January 1, 1976, and such participant had at least 10 years of vesting service when he or she separated from service.

		(b)     Any living participant not receiving
			benefits on August 23, 1984 who was
			credited with at least one hour of service under this plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a plan year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with subparagraph (d) below.

		(c) The respective opportunities to elect (as described in subparagraphs (a) and (b) above) must be afforded to the appropriate participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to said participants.

		(d) Any participant who has elected pursuant to subparagraph (b) above, and any participant who does not elect under subparagraph (a) above or who meets the requirements of subparagraph (a) above except that such participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

			(i)     Automatic joint and survivor
				annuity.  If benefits in the form of
				a life annuity become payable to a
				married participant who:

				(A)     begins to receive payments
					under the plan on or after
					normal retirement age; or

				(B)     dies on or after normal
					retirement age while still
					working for the employer; or

				(C)     begins to receive payments on
					or after the qualified early
					retirement age; or

				(D)     separates from service on or
					after attaining normal
					retirement age (or the
					qualified early retirement age)
					and after satisfying the
					eligibility requirement for the
					payment of benefits under the
					plan and thereafter dies before
					beginning to receive such
					benefits;

				then such benefits will be received
				under this plan in the form of a
				qualified joint and survivor
				annuity, unless the participant has
				elected otherwise during the
				election period.  The election
				period must begin at least 6 months
				before the participant attains the
				qualified early retirement age and
				not more than 90 days before the
				commencement of benefits.  Any
				election hereunder will be in
				writing and may be changed by the
				participant at any time.

			(ii)    Election of early survivor annuity.
				A participant who is employed after
				attaining the qualified early
				retirement age will be given the
				opportunity to elect, during the
				election period, to have a survivor
				annuity payable on death.  If the
				participant elects the survivor
				annuity, payments under such annuity
				must not be less than the payments
				which would have been made to the
				spouse under the qualified joint and
				survivor annuity if the participant
				had retired on the day before his or
				her death.  Any election under this
				provision will be in writing and may
				be changed by the participant at any
				time.  The election period begins on
				the later of (A) the 90th day before
				the participant attains the
				qualified early retirement age, or
				(B) the date on which participation
				begins, and ends on the date the
				participant terminates employment.

			(iii)   For purposes of this subparagraph (d),

				(A)     Qualified early retirement age
					is the latest of: (I) the
					earliest date, under the plan,
					on which the participant may
					elect to receive retirement
					benefits, (II) the first day
					of the 120th month beginning
					before the participant reaches
					normal retirement age, or
					(III) the date the participant
					begins participation.

				(B)     Qualified joint and survivor
					annuity is an annuity for the
					life of the participant with a
					survivor annuity for the life
					of the spouse as described in
					subsection 11.1.




			SECTION 12

	Withdrawals and Distributions During Employment


		12.1. Withdrawal of Voluntary Participant Contribu-tions. A participant may elect to withdraw all or any portion of the net credit balance in his voluntary contribution ac-count. Each election by a participant under this subsection
12.1 shall be made by filing the election form furnished by the administrator at least 30 days (or such shorter time period as may be established by the administrator) prior to the date as of which such withdrawal is to be effective. If the provisions of Section 11 are applicable to a participant, then such par-ticipant's election to withdraw his voluntary contributions shall not be effective unless the participant's spouse consents to the withdrawal in writing in the manner described in subsec-tion 11.3. Such consent shall acknowledge the form of payment, the effect of the withdrawal and be witnessed by a plan repre-sentative or a notary public.


		12.2. Pre-Termination Distributions. If the employ-er has adopted this plan as a profit sharing plan and specified in its adoption agreement that pre-termination distributions may be made from the plan, this subsection shall be applicable.
 Subject to the provisions of Section 11, as of any accounting date, a participant who has attained age 59-1/2 (or has met such other requirements as are specified by the employer in the adoption agreement) and is fully vested in all of his account balances may irrevocably elect to withdraw all or any portion of such account balances (after any adjustments required under the plan have been made), except that, a participant who has not attained age 59 1/2 may not withdraw amounts from his compen-sation deferral contribution accounts nor any employer contri-butions (and earnings thereon) that are treated as qualified matching contributions or qualified nonelective contributions under the plan. Each election under this subsection 12.2 shall be made by filing the election form furnished by the adminis-trator at least 30 days (or such shorter time period as may be established by the administrator) before the date as of which such withdrawal is to be effective. All pre-termination dis-tributions under this subsection shall be distributed in a single payment (including amounts, if any, which are withdrawn from an investment fund investing in employer securities), and if the participant's accounts are invested in various invest-ment options pursuant to Section 9, withdrawal shall be made pro rata, from all investment option subaccounts.


		12.3. Charging and Payment of Withdrawals. All withdrawals by a participant under this Section 12 shall be charged to the appropriate account of the participant, and to his interest in the investment options designated by the par-ticipant if the participant is allowed to select investment options, in accordance with such rules as the administrator may establish. In the absence of investment option designations by a participant, withdrawals shall be charged in accordance with such rules as shall be established by the administrator. In determining the amount any participant may withdraw under this
Section 12, any unpaid loan or loans theretofore made to the participant under subsection 12.4 shall be taken into account.
 Withdrawals under this Section 12 shall be paid to the participant as soon as practicable after all plan accounting required on or before such withdrawal is completed.
Withdrawals from a participant's accounts must occur in the following order:

		(a) First, the participant's voluntary contri-butions made prior to January 1, 1987 from the subaccount under the participant's voluntary contribution account which is attributable to such contributions;

		(b) Next, the participant's voluntary contribu-tions made on and after January 1, 1987 and the interest, earnings and appreciation thereon, from the subaccount under the par-ticipant's voluntary contribution account which is attributable to such contribu-tions;

		(c) Next, the interest, earnings and apprecia-tion on the participant's voluntary contri-butions made prior to January 1, 1987 from the remainder of the subaccount attribut-able to such contributions; and

		(d) Finally, the participant's remaining ac-counts under the plan, subject to the limi-tations of subsections 12.2 and 12.5.

No forfeitures will occur solely as a result of a participant's withdrawal of compensation deferral or voluntary contributions.


		12.4. Loans to Participants. While it is the pri-mary purpose of the plan to accumulate funds for participants when they retire, it is recognized that under some circum-stances it is in the best interests of participants to permit loans to be made to them while they continue in the active ser-vice of the employer. Accordingly, if the employer has so specified in its adoption agreement, the administrator, pursu-ant to such rules and procedures as it may from time to time establish, and upon written application by a participant sup-ported by such evidence as the administrator requests, may direct the trustee to make a loan to a participant from his accounts in the trust fund. Loans shall be made available to all participants on a reasonably equivalent basis and shall be subject to the following rules:

		(a) Subject to the limitations below, the prin-cipal amount of any loan made to a partici-pant, when added to the outstanding balance of all other loans made to the participant from all qualified plans maintained by the employer or a related employer, shall not exceed the lesser of:

			(i)     $50,000, reduced by the excess
				(if any) of the highest out-
				standing balance during the
				one-year period ending
				immediately preceding the date
				of the loan, over the outstand-
				ing balance on the date of the
				loan, of all such loans from
				all such plans; or

			(ii)    50 percent of the participant's
				vested account balances under
				the plan.

		(b)     Each loan must be evidenced by a written
			note in a form approved by the administra-tor, and shall bear interest at a reason-able rate. If the administrator does not specify a procedure for determining a rea-sonable rate of interest, the applicable rate will be the reference rate in effect at the sponsor on the date the loan is made.

		(c) Each loan shall specify a repayment period determined by the administrator in a uni-form and nondiscriminatory manner, but not in excess of five years. However, the five year limit shall not apply to any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the prin-cipal residence of the participant.

		(d) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the plan.

		(e) No loans will be made to a shareholder-employee, or to an owner-employee (as defined in subsection 2.7). For purposes of this requirement, a "shareholder-employee" means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1)) of the Code), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation.

		(f) Principal and interest on each loan shall be repaid on a substantially level basis (no less frequently than quarterly) by payroll withholding or in a single lump sum prepayment, and shall be credited to the accounts and investment option subaccounts of the participant in accordance with his current investment election as to future contributions. Except as provided in the preceding sentence, partial repayments will not be permitted.

		(g) Loans shall not be made available to highly compensated employees (as defined in sub-section 2.12) in an amount greater than the amount made available to other employees. Loans will be approved or denied based on the credit worthiness of the participant/applicant and the liquidity of the trust fund.

		(h) The employer or administrator shall adopt and publish a procedure governing the application for and processing of partic-ipant loans.

		(i) If the provisions of Section 11 are appli-cable to any participant in this plan, then the consent of such participant's spouse must be obtained as to any loan, in the manner described in subsection 11.3. Spousal consent shall be obtained no ear-lier than the beginning of the 90-day period ending on the date of the loan, must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan; but a new consent shall be required if the account balances are used for rene-gotiation, extension, renewal or other revisions of the loan.

The employer or administrator shall specify the accounts from which a loan to a participant can be made; and also shall spec-ify whether any such loan shall be drawn, pro rata, from the vested portion of each of the participant's specified accounts (and subaccounts, if any) or the hierarchy of accounts from which such loans will be drawn. No loan shall exceed the pres-ent value of a participant's nonforfeitable account balances. Any loan made under the plan or a predecessor plan on or before December 31, 1986 shall be governed by the terms of the plan or the predecessor plan in effect on or before that date. Any loan made under the plan or a predecessor plan after December 31, 1986 (including any renegotiation, extension, revision or renewal after that date of a loan made on or before that date) shall be subject to the foregoing limitations of this subsec-tion 12.4. If on a participant's settlement date (including for this purpose the date a distribution is to be made to a participant under subsection 12.2), any loan or portion of a loan made to him under the plan, together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest there-on, shall be charged to the participant's accounts after all other adjustments required under the plan, but before any dis-tribution pursuant to subsections 10.3, 10.4, and 12.2 and such amount shall be deemed distributed to the participant at that time, subject to applicable law. In the event of a default by the participant prior to the participant's settlement date (e.g., a failure to make timely repayments), the amount of the loan, together with any accrued interest thereon, may be deemed distributed. In no event shall a loan to a participant be secured by an interest in the participant's residence.


		12.5. Hardship Withdrawals. If the employer has so provided in the adoption agreement, a participant, in accor-dance with such rules and procedures as the administrator may from time to time establish, may elect to withdraw all or any portion of the sum of (a) the lesser of the compensation defer-ral contributions in his compensation deferral contribution account (including investment earnings credited to such account before 1989), or his total compensation deferral contribution account balance (determined as of the preceding accounting date), plus (b) the compensation deferral contributions with-held by the employer but not yet credited to the participant's compensation deferral contribution account. A participant may not withdraw any portion of the investment earnings on his com-pensation deferral contribution account that are credited to such account after 1988. Such a withdrawal must be necessary because of a hardship causing immediate and heavy financial needs on the participant, and the participant previously must have withdrawn the entire net credit balance, if any, in his voluntary contribution account. Such a withdrawal shall not exceed the amount required to meet such immediate financial need and not reasonably available from other resources of the participant, and shall not exceed the balance of such account as of the valuation date coincident with or next preceding the date of withdrawal (reduced by the remaining principal and interest of any outstanding loan made to the participant under subsection 12.4 above). Each election under this subsection
12.5 shall be made by filing the election form furnished by the administrator at such time and in such manner as the adminis-trator shall determine, and shall be effective in accordance with such rules as may be required by Internal Revenue Service regulations and as the administrator may establish from time to time. The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medi-cal care (within the meaning of Section 213(d) of the Code) of the participant, the participant's spouse, or dependents; the purchase (excluding mortgage payments) of a principal residence for the participant; payment of tuition and related educational fees for the next twelve months of post-secondary education for the participant, the participant's spouse, children, or depen-dents; or the need to prevent the eviction of the participant from, or a foreclosure on the mortgage of, the participant's principal residence; and amounts reasonably determined by the administrator to be necessary to pay any federal, state, or local income taxes or penalties resulting from any such hard-ship withdrawal. A distribution will be considered as neces-sary to satisfy an immediate and heavy financial need of the participant only if: (a) the participant has obtained all dis-tributions, other than hardship distributions, and all nontax-able loans under all plans maintained by the employer; (b) all plans maintained by the employer provide that the participant's elective deferrals (and participant contributions) will be sus-pended for twelve months after the receipt of the hardship dis-tribution; (c) the distribution is not in excess of the amount of an immediate and heavy financial need; and (d) all plans maintained by the employer provide that the participant may not make elective deferrals for the participant's taxable year immediately following the taxable year of the hardship distri-bution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such par-ticipant's elective deferrals for the taxable year of the hardship distribution.

If the provisions of Section 11 are applicable to any partici-pant in this plan, then the consent of such participant's spouse must be obtained as to any hardship withdrawal, in the manner described in subsection 11.3. Spousal consent shall be obtained no earlier than the beginning of the 90-day period ending on the date of the hardship withdrawal, must be in writ-ing, must acknowledge the effect of the hardship withdrawal, and must be witnessed by a plan representative or notary public.

				SECTION 13



			No Reversion in Employer


		The employer shall have no right, title or interest in the trust fund, and no part of the trust fund shall revert or be repaid to the employer, directly or indirectly, unless:

		(a) the Internal Revenue Service initially determines that the plan does not meet the requirements of Section 401(a) of the Code,
			       in which event the contributions made to
			the plan by the employer shall be returned to it within one year after such adverse determination;

		(b) a contribution is made by the employer by mistake of fact and such contribution is returned to the employer within one year after payment to the trustee; or

		(c) a contribution conditioned on the deduct-ibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the employer within one year after the disallowance of the deduction.

Contributions may be returned to the employer pursuant to sub-paragraph (a) above only if they are conditioned upon initial qualification of the plan, and an application for determination was made by the time prescribed by law for filing the employ-er's Federal income tax return for the taxable year in which the plan was adopted (or such later date as the Secretary of the Treasury may prescribe). The amount of any contribution that may be returned to the employer pursuant to subparagraph
(b) or (c) above must be reduced by any portion thereof previ-ously distributed from the trust fund and by any losses of the trust fund allocable thereto, and in no event may the return of such contribution cause any participant's account balances to be less than the amount of such balances had the contribution not been made under the plan.

				SECTION 14

	Reemployment and Employment With Related Employers


		14.1. Reemployment Before Break in Service. If an employee's employment with his employer terminates and he is reemployed before he incurs a one-year break in service, his years of service will not be deemed to have been interrupted during such year and, if he was a participant in the plan, he will continue as such upon his reemployment if he then meets the requirements of subparagraph 3.1(c); provided that, such participant must refile the forms required under subsection 3.2 with the administrator and he may resume making compensation deferral contributions and voluntary contributions as of the beginning of the first pay period coincident with or next fol-lowing the date of his reemployment.


		14.2. Reemployment After Break in Service. If a former participant who incurs a one-year break in service is reemployed, he will again become a participant in the plan as of his date of reemployment if he then meets the requirements of subparagraph 3.1(c). If an employee who is not partici-pating in the plan should terminate employment and then subse-quently be reemployed by an employer, his eligibility for par-ticipation shall be determined in accordance with subsection
3.1, and he shall become a participant on the date of his reem-ployment if he then meets the requirements of subparagraph
3.1(c) and he had met the requirements of subparagraphs 3.1(a) and (b) prior to his termination. The years of service accrued prior to termination by a non-vested participant or by an em-ployee who was not a participant shall be disregarded for pur-poses of subsection 10.2 only if his number of consecutive one-year breaks in service occurring after his termination equal or exceed the greater of (i) five, or (ii) his years of service prior to his termination. Each such reemployed employee or participant must file (or refile) the forms required by subsec-tion 3.2 with the administrator, and compensation deferral contributions and voluntary contributions by a reemployed par-ticipant will not resume under the plan until the beginning of the first pay period coincident with or next following the date of his reemployment. A "non-vested participant" is a partici-pant who, at his prior termination of employment, had no non-forfeitable right under subsection 10.2 to any part of his em-ployer matching or employer contribution accounts. In the case of a participant who has 5 consecutive 1-year breaks in ser-vice, all years of service after such breaks in service will be disregarded for the purpose of vesting the employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund. In the case of a participant who does not have 5 consecutive 1-year breaks in service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived account balance.


		14.3. Restoration of Forfeitures. If a participant whose employment with the employer terminated because of resig-nation or dismissal before he was 100 percent vested in his em-ployer matching or contribution accounts is reemployed by the employer or a related employer after distribution of his em-ployer contribution or employer matching contribution accounts has commenced (or was deemed to commence under subsection 10.7) but before he incurs five consecutive one-year breaks in ser-vice, he may repay to the trustee the total amount distributed to him from such accounts as a result of his earlier termina-tion of employment. Such repayment must be made before the earlier of five years after the first date on which the partic-ipant is subsequently reemployed by an employer, or the date the participant incurs five consecutive one-year breaks in ser-vice commencing after the distribution. If a participant makes such a repayment to the trustee, both the amount of the repay-ment and the forfeiture which resulted from his earlier termi-nation of employment (without interest) shall be credited to his employer matching and contribution accounts, as appropri-ate, as of the regular accounting date coincident with or next following the date of repayment (after all other adjustments required under the plan as of that date have been made), but the amount of the repayment shall be separately accounted for by the administrator or trustee, inasmuch as such amount was previously the subject of a taxable distribution. Forfeitures which are restored to participants' accounts as of a regular accounting date under this subsection 14.3 shall reduce:
first, forfeitures to be allocated as of that date under sub-
section 8.8; and then, to the extent that the forfeitures to be allocated as of that date are insufficient to fully restore a reemployed participant's accounts, the employer will make a special contribution in the amount necessary to restore such forfeitures.


		14.4. Employment With Related Employers. Employment of an employee or a participant with a related employer will be considered as employment with the employer for purposes of determining the employee's or participant's years of service, hours of service, leaves of absence, breaks in service and dis-tribution date. Termination of an employee's or participant's employment with his employer will not be considered a termina-tion of employment for purposes of the plan if, concurrently with or immediately following such termination of employment, such employee or participant is employed by a related employer.
 No contribution to be made by an employer under the plan on behalf of a participant, however, will be based on any earnings paid to such employee or participant by such related employer, and no employee of a related employer may become a participant in the plan solely as a result of such employment.

				SECTION 15

				General Provisions


		15.1. Information Furnished by Participants. Par-ticipants and their beneficiaries must furnish to the adminis-trator and the trustee such evidence, data or information as the administrator and the trustee consider desirable to carry out the plan. No participant, except one authorized by the administrator, shall have the right to inspect plan records.


		15.2. Information Furnished to Trustee. Each em-ployer and the administrator shall furnish the trustee such data and information as it may require to perform its functions under the plan and trust.


		15.3. Inalienability of Benefits. The interests of participants and their beneficiaries under the plan are not subject to the claims of their creditors and, except as may be required by a domestic relations order which the administrator determines to be a qualified domestic relations order under
Section 414(p) of the Code, may not be voluntarily or involun-tarily assigned or alienated. A domestic relations order entered before January 1, 1985 will be treated as a qualified domestic relations order if payment of benefits pursuant to the order had commenced as of such date, and may be treated as a qualified domestic relations order if payment of benefits has not commenced as of such date, even though the order does not satisfy the requirements of Code Section 414(p).


		15.4. Absence of Guaranty. Neither the administra-tor, the trustee nor the employers in any way guarantee the trust fund from loss or depreciation. The liability of the trustee and the administrator to make any payment under the plan will be limited to the assets held by the trustee which are available for that purpose.


		15.5. Employment Rights. The plan does not consti-tute a contract of employment. The plan shall not be construed as giving a participant a right to be retained in the employ of the employers or a right or claim to any benefit under the plan unless the right or claim has specifically accrued under the plan.


		15.6. Gender and Number. Words in the masculine include the feminine and neuter genders, words in the neuter include the masculine and feminine genders, the singular in-cludes the plural and the plural includes the singular, unless qualified by the context.


		15.7. Administrative Decisions Final. Any interpre-tation of the plan and any decision on a matter within the administrator's discretion made in good faith shall be binding on all persons, and shall not be overturned unless held to be arbitrary and capricious. A misstatement or other mistake of fact shall be corrected when it becomes known, and the adminis-trator shall make such adjustment on account thereof as it considers equitable and practicable.


		15.8. Evidence. Evidence required of anyone under the plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable and signed, made or presented by the proper party or parties.


		15.9. Action by Employer. Any action required or permitted to be taken by an employer under the plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee, if the employer is a corporation; by written instrument signed by its managing partner or partners, or by a person or persons authorized by such managing partner or part-ners, if the employer is a partnership; and by written instru-ment signed by the employer, if the employer is a sole propri-etor.


		15.10. Uniform Rules. In managing the plan, the administrator will apply uniform rules to all participants similarly situated.


		15.11. Controlling Law. Except to the extent super-seded by the laws of the United States, the laws of the state of the employer's principal place of business shall govern, control and determine all questions arising with respect to the plan and the trust agreement and the validity of their provi-sions.


		15.12. Waiver of Notice. Any notice required under the plan or the trust agreement may be waived by the person entitled thereto.


		15.13. Successor to an Employer. The term "employ-er" also includes any entity that is a successor to an employer or a purchaser of all or substantially all of the assets of an employer and which agrees to continue the plan as provided in subparagraph 16.3(d).


		15.14. Claims Procedure. A participant or bene-ficiary who believes that he is entitled to a benefit under the plan may file a written claim for such benefit with the admin-istrator. The administrator shall notify in writing any par-ticipant or beneficiary whose claim for benefits under the plan has been denied in whole or part within 90 days after receipt of the claim for benefits by the administrator, or within 180 days of receipt of such claim if the participant is notified in writing by the administrator that an extension of time is re-quired for processing the claim. If a claim is neither granted nor denied within 90 days or 180 days, as the case may be, the claim will be considered denied and the claimant may pursue the review procedure set forth below. Each notice of denial of a claim shall be in writing and shall contain the following information:

		(a)     The specific reason or reasons for the
			denial;

		(b) Specific reference to pertinent plan provi-sions upon which the denial is based;

		(c) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

		(d) An explanation of the plan's review proce-dure (as described below).

In the event a claim for benefits is denied in whole or in part, the claimant or the claimant's duly authorized represen-tative may request a review of such denial by the administra-tor. Each such request for review must be in writing signed by the claimant or the claimant's duly authorized representative, must specify that it is a request for review of a denied claim and must be filed with the administrator no later than 60 days after receipt by the claimant of the denial of the claim. The decision of the administrator upon a claimant's request for review shall be made within 60 days after the request for re-view is received by the administrator unless special circum-stances require an extension of time for processing such re-view, in which event the claimant shall be notified in writing prior to the expiration of such 60 days, and the decision of the administrator shall be rendered within 120 days of the receipt of the request for review. In connection with a request for review, the claimant or the claimant's duly autho-rized representative may submit issues and comments in writing to the administrator. All communications between the adminis-trator and the claimant or the claimant's duly authorized rep-resentative shall be in writing unless the claimant or the claimant's duly authorized representative requests otherwise and the administrator consents thereto. Each decision of the administrator on a request for review shall be in writing, shall include the specific reason or reasons for the decision and shall contain specific reference to the plan provisions upon which the decision is based.


		15.15. Litigation by Participants. If a legal action begun against the trustee, the employer or the administrator by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a participant's or beneficiary's benefits, the cost to the trust-ee, the employer or the administrator of defending the action will be charged to the extent legally permitted under ERISA against the sums, if any, involved in the action or payable to the participant or beneficiary concerned.


		15.16. Amendments of Vesting Schedule. If the em-ployer amends the vesting schedule contained in the adoption agreement: for every employee who is a participant on the later of the amendment adoption date or the amendment effective date, the vested percentage of such participant shall not be less than the vested percentage of such participant without regard to the amendment; and each participant with three or more years of service may elect, within a reasonable period of time after the adoption of such amendment, to have his vested percentage determined under the plan without regard to such amendment. For participants who do not have at least one hour of service in any plan year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five" for "three" years of service where such language appears. The period during which such election may be made will end on the latest of (i) 60 days after the amendment is adopted; (ii) 60 days after the effective date of the amendment, and (iii) 60 days after the participant is issued written notice of the amendment by the administrator. For purposes of this subsec-tion, an amendment of the vesting schedule is any plan amend-ment which directly or indirectly affects the computation of the vested percentage of participants' rights to their employer matching and contribution account balances.


		15.17. Qualification of Plan. Adoption of the plan and trust by the employer is conditioned, unless the plan is adopted as a standardized plan, upon the employer's securing a determination letter from the Internal Revenue Service to the effect that the plan, as adopted by the employer, meets the applicable requirements of Section 401(a) of the Code. In the event the employer fails to secure such determination letter or, after having secured such determination letter, is notified that the plan no longer meets the applicable requirements of
Section 401(a), any assets of the plan held in the trust will be considered as held by a nonqualified plan and treated ac-cordingly. If the employer's plan fails to attain or retain qualification, such plan will no longer participate in this prototype plan and will be considered an individually designed plan. As a condition to adopting this plan, the employer agrees to notify the trustee and provide the trustee with a copy of the determination letter issued by the Internal Revenue Service in connection with the plan within a reasonable period of time after such letter is received.


		15.18. Compliance with ERISA and Severability. The plan is intended to comply with the applicable requirements of ERISA. The provisions of the plan shall be interpreted to con-form to ERISA and any regulations and rules promulgated or issued under ERISA. If any provision of the plan is found to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of the plan and the plan shall be construed and enforced as if such illegal or invalid provi-sion had never been incorporated herein.


		15.19. Control of Trades or Businesses by Owner-Employee. If this plan provides contributions or benefits for one or more owner-employees who control both the business for which this plan is established and one or more other trades or businesses, this plan and the plan established for such other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the employees of this and all other trades or businesses.

If the plan provides contributions or benefits for one or more owner-employees who control one or more other trades or busi-nesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for owner-employees under this plan.

If an individual is covered as an owner-employee under the plans of two or more trades or businesses which are not con-trolled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding paragraphs, an owner-employee, or two or more owner-employees, will be considered to control a trade or business if the owner-employee, or two or more owner-employees together:

		(a) own the entire interest in an unincorpo-rated trade or business, or

		(b) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an owner-employee, or two or more owner-employees, shall be treated as owning any interest in a partnership which is owned, directly or indi-rectly, by a partnership which such owner-employee, or such two or more owner-employees, are considered to control within the meaning of the preceding sentence.


		15.20. Portability. Except as provided below, an employer may direct the trustee, with the consent of the trust-ee, to receive and hold for the benefit of a participant under this plan any assets (i) held for the benefit of such partici-pant under any other plan or trust qualified under Section
401(a) of the Code or (ii) held in a trust or custodial account qualified under Section 408 of the Code and attributable to such participant's prior participation in a plan or trust qual-ified under Section 401(a) of the Code. Any such assets trans-ferred to this plan shall be held in a separate, nonforfeitable account established for the benefit of such participant, which shall be adjusted as any other participant account under the plan until distributed in accordance with Section 10.

				SECTION 16

			Amendment and Termination


		16.1. Amendment by the Employer. While the employer expects and intends to continue the plan, the employer reserves the right, subject to Section 13, to amend the plan (in accor-dance with the procedures set forth in subsection 15.9) from time to time, subject to the following:

		(a) No amendment to the plan shall be effective to the extent that it has the effect of decreasing a participant's accrued benefit.
			 Notwithstanding the preceding sentence, a
			participant's accrued benefit may be
			reduced to the extent permitted under
			Section 412(c)(8) of the Code. For pur-poses of this subparagraph, a plan amend-ment which has the effect of decreasing a participant's account balance or elimi-nating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, no amendment to the plan shall have the effect of decreasing a participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

		(b) The employer, by filing an amended adoption agreement with the sponsor, may amend the plan to specify which of the plan's vari-able features will be included in the plan after the effective date of the amended adoption agreement and to specify, to the extent permitted under the plan, how these variable features will be applied.

		(c) The employer, by continuing the plan in the form of a newly-established and individ-ually designed plan and trust, may amend the plan in any manner it considers desir-able, provided that the accounts of par-ticipants will not be transferred to such newly-established trust until it has been determined that the plan, as amended and continued in the form of such newly-estab-lished plan and trust, continues to meet the requirements of a qualified plan under the Code. If the employer amends the plan in this fashion (not including an amendment under (b) above) it shall no longer be con-sidered to have adopted this plan, and the plan, as adopted by the employer, will no longer be considered to be a prototype plan. Participants' accounts will be transferred to such newly-established trust as soon as practicable after the accounting date coincident with or next following the date of a favorable Internal Revenue Ser-vice determination as to the plan's quali-fication. If the employer amends the plan because of a waiver of the minimum funding requirements of Code Section 412, the plan will be considered an individually designed plan and no longer part of the prototype plan.

		(d) The employer may amend the plan by adding overriding plan language to the adoption agreement where such language is necessary to satisfy Sections 415 and 416 of the Code because of the required aggregation of multiple plans under Sections 415 and 416.

		(e) The employer may add certain model amend-ments published by the Internal Revenue Service which specifically provide that their adoption will not cause the plan to be treated as individually designed.


		16.2. Amendment by Sponsor. Each employer, by fil-ing its adoption agreement with the sponsor and thus adopting the plan, authorizes and empowers the sponsor to amend the plan from time to time subject to Section 13 and the following:

		(a)     Except as provided in subparagraphs (b) and
			(c) next below, no such amendment shall
			become effective until at least 30 days' prior written notice thereof has been given to the employer, nor shall any such amend-ment reduce participants' benefits to less than the benefits to which they would have been entitled to receive if they had re-signed from the employ of their respective employers on the day of the amendment or eliminate any optional form of distribution under the plan.

		(b) An amendment of the plan made under this subsection which the sponsor deems neces-sary or appropriate to enable the plan to meet the requirements of Section 401(a) of the Code, or any future legislation amend-ing, supplementing or superseding said section, may be made effective as of the date the plan was established by the spon-sor or as of any subsequent date.

		(c) An amendment of the plan made under this subsection to conform the plan to any change in the law of the United States, the state of the employer's principal place of business or any political subdivision thereof, or to any rule or regulation thereunder, may take effect as of the date such amendment is required to be effective under such law, rule or regulation.


		16.3. Termination. The plan will terminate as to an individual employer on the first to occur of the following:

		(a) The date the plan is terminated by the em-ployer (in accordance with the procedures set forth in subsection 15.9) if thirty days' advance written notice of the termi-nation is given to the administrator, the trustee and other employers, if any.

		(b) The date the employer is judicially dis-charged in bankruptcy or is insolvent.

		(c) The date the employer permanently discon-tinues making contributions under the plan.

		(d) The dissolution, merger, consolidation or reorganization of the employer, or the sale by the employer of all or substantially all of its assets except that: (i) in such event arrangements may be made with the consent of the employer whereby the plan will be continued by a successor to, or purchaser of all or substantially all of the employer's assets, in which case the successor or purchaser will be substituted for the employer under the plan; and (ii) if an employer is merged, dissolved or in any way reorganized into, or consolidated with, any other employer, the plan, as applied to the former employer automat-ically will continue in effect without a termination thereof. If the employer is a partnership, the withdrawal of partners and the admission of new partners will not in itself be considered as affecting the identity of the employer.


		16.4. Notice of Amendment or Termination. The administrator shall notify participants of an amendment or ter-mination of the plan within a reasonable time.


		16.5. Vesting and Distribution on Termination. On termination or partial termination of the plan [including com-plete discontinuance of contributions under subparagraph
16.3(c)], the date of termination shall be a special accounting date and after all adjustments then required have been made, the account balances of each participant will be fully vested and nonforfeitable and will be distributable in accordance with subsections 10.3 or 10.4. Until the entire trust fund has been distributed, all appropriate accounting provisions of the plan shall continue to apply, the trust shall continue in effect, and the trustee shall have all the powers, rights, discretions, duties and liabilities provided for in the trust and the plan.


		16.6. Merger or Consolidation. In the event of a merger or consolidation of this plan with, or transfer of assets or liabilities of the plan to, any other plan, each par-ticipant's or beneficiary's benefits under such other plan immediately after such merger, consolidation or transfer (if the plan terminated immediately after such merger, consolida-tion or transfer) at least shall equal the benefit he would have received under this plan immediately before the merger, consolidation or transfer (if this plan had terminated).

				SECTION 17

			Benefit Limitations


		17.1. Single Plan. If the participant does not par-ticipate in, and has never participated in, another qualified plan, a welfare benefit fund (as defined in Section 419(e) of the Code), an individual medical account (as defined in Section 415(l)(2) of the Code), or a simplified employee pension (as defined in Section 408(k) of the Code), maintained by the employer, which provides an annual addition as defined in sub-
section 17.12, the amount of annual addition which may be allo-cated under this plan to the participant's accounts for any limitation year shall not exceed the lesser of the maximum per-missible amount or any other limitation contained in this plan.
 If the employer contribution that would otherwise be contri-buted or allocated to the participant's employer contribution account would cause the annual additions for that limitation year to exceed the maximum permissible amount, the amount con-tributed or allocated will be reduced so that the annual addi-tions for the limitation year will equal the maximum permis-sible amount.


		17.2. Estimated Compensation. Prior to the deter-mination of the participant's actual compensation for a limi-tation year, the maximum permissible amount may be determined on the basis of the participant's estimated annual compensation for such limitation year. Such estimated annual compensation shall be determined on a reasonable basis and shall be uni-formly determined for all participants similarly situated.


		17.3. Actual Compensation. As soon as is adminis-tratively feasible after the end of the limitation year, the maximum permissible amount for such limitation year shall be determined on the basis of the actual compensation for such participant for such limitation year.


		17.4. Excess Amount in Single Plan. If, pursuant to subsection 17.3 or as a result of the allocation of forfei-tures, there is an excess amount with respect to a participant for a limitation year, such excess amount shall be disposed of as follows:

		(a) Any voluntary contributions, to the extent they would reduce the excess amount, will be returned to the participant.

		(b)     If after the application of subparagraph
			(a) an excess amount still exists, and the participant is covered by the plan at the end of the limitation year, then such excess amount shall not be distributed to the participant, but shall be reapplied to reduce future employer contributions or matching contributions under the plan for the next limitation year (and for each suc-ceeding limitation year, if necessary) for such participant, so that in each such year, the sum of actual employer contri-butions and matching employer contributions plus the reapplied amount shall equal the amount of employer matching or contribu-tions which would otherwise be allocated to such participant's employer contribution and employer matching contribution accounts.

		(c)     If after the application of subparagraph
			(a) an excess amount still exists, and the participant is not covered by the plan at the end of the limitation year, or in the event that the participant is not entitled to have an employer contribution allocated to his account for the next limitation
		year, then such excess amount shall not be
			distributed to the participant, but shall be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions or employer matching contributions for all remaining participants in the next limita-tion year, and each succeeding limitation year if necessary.

		(d) If a suspense account is in existence at any time during the limitation year pursu-ant to this subsection, it will not partic-ipate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer or employee contribu-tions may be made to the plan for that limitation year. Excess amounts may not be distributed to participants or former par-ticipants.

		17.5. Two or More Qualified Plans (Master or Proto-type Plans). If, in addition to this plan, the participant is covered under another qualified master or prototype defined contribution plan maintained by the employer, a welfare benefit fund maintained by the employer, an individual medical account maintained by the employer, or a simplified employee pension maintained by the employer, which provides an annual addition as defined in subsection 17.12 during any limitation year, the amount of annual additions which may be allocated under this plan on a participant's behalf for a limitation year shall not exceed the maximum permissible amount reduced by the annual additions credited to a participant's account under the other plans and welfare benefit funds for the same limitation year.
If the annual additions with respect to the participant under other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissi-ble amount and the employer contribution that otherwise would be contributed or allocated to the participant's account under this plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allo-cated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If a participant's annual addi-tions under such other plans result in an excess amount for a limitation year, no participant or employer contributions will be contributed or allocated to the participant's accounts under this plan for the limitation year.


		17.6. Estimated Compensation (Two or More Plans). Prior to the determination of the participant's actual compen-sation for a limitation year, the amounts referred to in sub-
section 17.5 above may be determined on the basis of the par-ticipant's estimated annual compensation for such limitation year. Such estimated annual compensation shall be determined on a reasonable basis and shall be uniformly determined for all participants similarly situated.


		17.7. Actual Compensation (Two or More Plans). As soon as is administratively feasible after the end of the limi-tation year, the amounts referred to in subsection 17.6 shall be determined on the basis of the actual compensation paid to such participant for such limitation year.


		17.8. Treatment of Excesses (Two or More Plans). If pursuant to subsection 17.7 or as a result of the allocation of forfeitures, a participant's annual additions under this plan and all such other plans result in an excess amount for a limi-tation year, such excess amount shall be deemed to consist of the amounts last allocated under the plans, except that annual additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by annual addi-tions to a welfare benefit fund or individual medical account, regardless of the actual allocation date. Any excess amounts attributable to this plan shall be disposed of as provided in subsection 17.4.


		17.9. Coincident Allocations (Two or More Plans). If an excess amount was allocated to a participant's accounts on an allocation date of this plan which coincides with an allocation date of another plan, the excess amount attributable to this plan will be the product of:

		(a)     the total excess amount allocated as of
			such date, and

		(b) the ratio of (i) the annual additions allo-cated to the participant for the limitation year as of such date under this plan, to
			(ii) the total annual additions allocated to the participant for the limitation year as of such date under all qualified master or prototype defined contribution plans.


		17.10. Two or More Qualified Plans (Other than Mas-ter or Prototype Plans). If the employer also maintains anoth-er plan which is a qualified defined contribution plan other than a master or prototype plan and a participant is covered under such other plan, annual additions allocated to accounts under this plan on behalf of any participant shall be limited in accordance with the provisions of subsections 17.5 through 17.10, as though the other plan were a master or prototype plan, unless the employer provides other limitations in the adoption agreement.


		17.11. Combined Plan Limitation. If the employer maintains or at any time maintained a qualified defined benefit plan covering any of its employees who are participants in this plan, the sum of the participant's defined benefit plan frac-tion and defined contribution plan fraction will not exceed 1.0 in any limitation year. The benefits provided for the partici-pant under the defined benefit plan will be adjusted to the extent necessary so that the sum of such fractions determined with respect to the participant does not exceed 1.0, unless the employer has specified otherwise in the adoption agreement.


		17.12. Definitions Relative to Benefit Limitations. For purposes of this Section 17, the following terms shall have the following meanings:

		(a)     "Annual addition" means the sum of the
			following amounts allocated or credited to a participant's account for a limitation year:

			(i)     all employer contributions made
				on his behalf;

			(ii)    all forfeitures; and

			(iii)   all of the participant's volun-
				tary contributions.

			In addition, amounts allocated, after
			March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the employer are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code under a welfare benefit fund, as de-fined in Section 419(e) of the Code, main-tained by the employer, are treated as annual additions to a defined contribution plan. Finally, allocations under a simplified employee pension are treated as annual additions to a defined contribution plan.

		(b) "Maximum permissible amount" means, with respect to any participant for a limitation year, the lesser of (i) $30,000 (or if greater, 1/4 of the dollar amount in effect under Section 415(b)(1) of the Code for that limitation year), or (ii) 25 percent of the participant's actual compensation for the limitation year. The limitation in
			(ii) above shall not apply to any contribu-tion for medical benefits (within the mean-ing of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition, or any amount otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code. If a short limitation year is created because of an amendment changing the plan year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation in (i) above multiplied by the following fraction:

		Number of Months in the short limitation year
						12

		(c) "Excess amount" means the excess of a par-ticipant's annual addition for a limitation year over the participant's maximum permis-sible amount.

		(d) "Defined benefit fraction" means a frac-tion, the numerator of which is the sum of the participant's projected annual benefits under all the defined benefit plans (wheth-er or not terminated) maintained by the employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under Sections 415(b) and (d) of the Code or 140 percent of the highest average compensation, including any adjustments under Section 415(b) of the Code. Notwith-standing the above, if the participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the participant had accrued as of the end of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all limitation years beginning before January 1, 1987.

		(e) "Defined contribution fraction" means a fraction, the numerator of which is the sum of the annual additions to the partici-pant's accounts under all the defined con-tribution plans (whether or not terminated) maintained by the employer for the current and all the prior limitation years (includ-ing the annual additions attributable to the participant's voluntary contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the annual additions attributable to all welfare benefit funds, individual medi-cal accounts, and simplified employee pen-sions, maintained by the employer) and the denominator of which is the sum of the maximum aggregate amount for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The "maximum aggregate amount" in any limitation year is the lesser of 125 percent of the dollar limita-tion in effect under Section 415(c)(1)(A) of the Code or 35 percent of the partici-pant's compensation for such year. If the employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans main-tained by the employer which were in exis-tence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit frac-tion would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987 and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Section 415 limitation applicable to the first limita-tion year beginning on or after January 1, 1987. The annual addition for any limita-tion year beginning before January 1, 1987 shall not be recomputed to treat all em-ployee contributions as annual additions.

		(f) "Projected annual benefit" means the annual benefit (adjusted to an actuarially equiva-lent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the partici-pant would be entitled under the terms of the plan assuming:

			(i)     the participant will continue
				employment until normal retire-
				ment age under the plan (or
				current age, if later), and

			(ii)    the participant's compensation
				for the current limitation year
				and all other relevant factors
				used to determine benefits
				under the plan will remain con-
				stant for all future limitation
				years.

		(g) "Compensation". For purposes of this Sec-tion 17 only, the term "compensation" means a participant's earned income, wages, sala-ries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includible in the participant's gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premi-ums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Income Tax Regulations) and excluding the following:

			(i)     employer contributions to a
				plan of deferred compensation
				which are not includible in the
				employee's gross income for the
				taxable year in which contrib-
				uted, or employer contributions
				under a simplified employee
				pension plan to the extent such
				contributions are deductible by
				the employee, or any distribu-
				tions from a plan of deferred
				compensation;

			(ii)    amounts realized from the exer-
				cise of a non-qualified stock
				option, or when restricted
				stock (or property) held by the
				employee either becomes freely
				transferable or is no longer
				subject to a substantial risk
				of forfeiture;

			(iii)   amounts realized from the sale,
				exchange or other disposition
				of stock acquired under a qual-
				ified stock option; and

			(iv)    other amounts which received
				special tax benefits, or con-
				tributions made by the employer
				(whether or not under a salary
				reduction agreement) towards
				the purchase of an annuity
				described in Section 403(b) of
				the Code (whether or not the
				amounts are actually excludable
				from the gross income of the
				employee).

			Notwithstanding the foregoing, compensation for a participant in a defined contribution plan who is permanently and totally dis-abled (as defined in Section 22(e)(3) of the Code) is the compensation such partici-pant would have received for the limitation year if the participant was paid at the rate of compensation paid immediately be-fore becoming permanently and totally dis-abled; such imputed compensation for the disabled participant may be taken into account only if the participant is not a highly compensated employee (as defined in Section 414(q) of the Code), and contribu-tions made on behalf of such participant are nonforfeitable when made.

		(h) "Master or Prototype Plan" means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue
			Service.

		(i) "Highest Average Compensation" means the average compensation for the three consecu-tive years of service with the employer that produces the highest average. A year of service with the employer is the 12-con-secutive month period defined in subsection
			2.28 and the adoption agreement.

				SECTION 18

			      Predecessor Plan


		If the employer so indicates in the adoption agree-ment, this plan (and the trust which forms a part of the plan) shall constitute an amendment, continuation and entire restate-ment of a plan (the "predecessor plan") previously adopted and maintained by the employer which also was a plan intended to meet the requirements of Section 401(a) of the Code. If this plan constitutes a continuation of a predecessor plan, each employee of the employers who was a participant in the prede-cessor plan immediately prior to the applicable effective date of this plan will continue as a participant in this plan, sub-ject to its terms and conditions. Furthermore, in the case of a participant in the predecessor plan immediately prior to the effective date of this plan, the vested or nonforfeitable per-centage of such participant's benefits under this plan in no event shall be less than the vested or nonforfeitable percent-age which he was entitled to receive under such predecessor plan.

				SECTION 19

	Special Rules Applicable When Plan is Top-Heavy


		19.1. Purpose and Effect. The purpose of this Sec-tion 19 is to comply with the requirements of Section 416 of the Code. The provisions of this Section 19 shall be effective for each plan year in which the plan is a "top-heavy plan" within the meaning of Section 416(g) of the Code and shall supersede any conflicting provisions in the plan or the adop-tion agreement. The administrator shall have sole responsibil-ity for determining whether the plan is a top-heavy plan.


		19.2. Top-Heavy Plan. In general, the plan will be a top-heavy plan for any plan year if, (i) as of the last day of the preceding plan year and (ii) in the case of the first plan year of a new plan, the last day of such plan year (the "determination date"), the top-heavy ratio for this plan (and any other plan which is aggregated in accordance with subsec-tion 19.4 below including any Simplified Employee Pension Plan) exceeds 60 percent. The "top-heavy ratio" for this plan (and such other plans) is equal to the ratio of the sum of the amounts in (a), (b) and (c) below for key employees (as defined below and in Section 416(i)(1) of the Code) to the sum of such amounts for all employees who are covered by a defined contri-bution plan or defined benefit plan which is aggregated in accordance with subsection 19.4 below:

		(a) The aggregate account balances of partici-pants under this plan.

		(b) The aggregate account balances of partici-pants under any other defined contribution plan included in subsection 19.4 below.

		(c) The present value (based on the assumptions specified in the adoption agreement) of the cumulative accrued benefits of participants calculated under any defined benefit plan included in subsection 19.4 below.

The accounting date coincident with the last day of the plan year shall be the "valuation date" for purposes of determining the value of account balances and the present value of accrued benefits. In making the foregoing determination: (A) a par-ticipant's account balances or cumulative accrued benefits shall be increased by the aggregate distributions, if any, made with respect to the participant during the 5-year period ending on the determination date, including distributions under a ter-minated plan which, if it had not been terminated, would have been required to be included in the aggregation group, (B) the account balances or cumulative accrued benefits of a partici-pant who was previously a key employee, but who is no longer a key employee, shall be disregarded, (C) the account balances or cumulative accrued benefits of a beneficiary of a participant shall be considered accounts of the participant, (D) the ac-count balances or cumulative accrued benefits of a participant who has not been credited with at least one hour of service with an employer or related employer at any time during the five-year period ending on the determination date shall be disregarded, (E) any rollover contribution (or similar trans-fer) from a plan maintained by an unrelated employer to this plan initiated by a participant shall not be taken into account as part of the participant's aggregate account balances under this plan and (F) any contribution not actually made as of a determination date, but which is required to be taken into account under Section 416 and the regulations thereunder, shall be taken into account. The accrued benefit of a participant other than a key employee shall be determined under: (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer; or
(ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.


		19.3. Key Employee. In general, a "key employee" is an employee or former employee (and the beneficiaries of such employee) who, at any time during the 5-year period ending on the determination date, is:

		(a) an officer of an employer or related em-ployer receiving annual earnings from the employer and related employers in excess of 50% of the limitation in effect under Sec-tion 415(b)(1)(A) of the Code for that
			year); provided that, for purposes of this subparagraph (a), no more than 50 employees of the employer and related employers (or, if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers;

		(b) one of the ten employees receiving annual earnings from an employer and related em-ployers in excess of the dollar limitation in effect under Section 415(c)(1)(A) of the Code for that year and owning (or consid-ered as owning under Section 318 of the
			Code) both the largest interests in the
			employer or in a related employer and more than a one-half percent interest; or

		(c) a 5-percent owner of an employer or a re-lated employer; or

		(d) a 1-percent owner of an employer or related employer receiving annual earnings from the employer and related employers of more than $150,000.

The determination of who is a key employee will be made in accordance with Section 416(i)(l) of the Code and the regula-tions thereunder. A "non-key employee" is each employee who is not a key employee, as defined above. Annual earnings means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the em-ployee's gross income under Section 125, Section 402(c)(3),
Section 402(h) or Section 403(b) of the Code.


		19.4. Aggregation of Plans. Each other defined con-tribution plan and defined benefit plan maintained by the em-ployer or related employers which covers a "key employee" as a participant at any time during the determination period (re-gardless of whether the plan has terminated), or which is main-tained by the employer or related employers in order for a plan covering a key employee to qualify under Section 401(a)(4) and 410 of the Code, shall be aggregated with this plan in deter-mining whether this plan is top-heavy ("required aggregation").
 In addition, any other defined contribution or defined benefit plan of the employer or related employers may be included if all such plans which are included when aggregated will continue to qualify under Section 401(a)(4) and 410 of the Code ("per-missive aggregation").


		19.5. Minimum Vesting. Once the plan has become a top-heavy plan for any plan year, a participant's vested per-centage in his employer matching and contribution accounts for that year and all subsequent years shall not be less than the vesting percentage specified by the employer in the adoption agreement or the percentage determined under the following table (whichever results in a more rapid vesting schedule):

		Years of Service           Vested Percentage

		Less than 2                       0%
		2 years                          20%
		3 years                          40%
		4 years                          60%
		5 years                          80%
		6 or more years                 100%


		19.6. Minimum Employer Contribution. Subject to the following sentence and subsection 19.8 below, for any plan year in which the plan is a top-heavy plan, employer contributions and forfeitures, if any, credited to each participant who is not a key employee (including participants who were employed on the last day of the plan year but did not complete 1,000 hours of service) shall not be less than 3 percent of such partici-pant's compensation for that year. In no event, however, shall the employer contributions and forfeitures, if any, credited in any year to any such participant (expressed as a percentage of such participant's compensation) exceed the maximum employer contributions and forfeitures, if any, credited in that year to a key employee (expressed as a percentage of such key employ-ee's compensation). The preceding sentence shall not apply if this plan is required to be included in an aggregation group for a defined benefit plan in order for such group to meet the requirements of 401(a)(4) or 410 of the Code. The employer may specify in the adoption agreement that the minimum employer contribution provided above will be 4 percent of each partici-pant's compensation for that year if it desires to preserve the defined contribution and benefit fractions provided under sub-paragraph 17.12(d) and (e) and the plan is not super top-heavy
(as defined below). If the employer has adopted this plan as a paired defined contribution plan, for each plan year in which the paired plans are top-heavy, the employer will provide a minimum contribution equal to 3 percent of compensation for each non-key employee who is entitled to a minimum contribution under both paired defined contribution plan number 003 and paired defined contribution plan number 001. Compensation for purposes of this Section 19 means a participant's earnings paid to him by the employers for the plan year as reported on the participant's Federal Income Tax Withholding Statement (Form
W-2).


		19.7. Coordination of Benefits. If a participant is covered by another plan maintained by the employer or a related employer, the minimum contribution otherwise required under subsection 19.6 above may be reduced to prevent inappropriate duplication of required minimum contributions or benefits.
Accordingly, the provisions of subsection 19.6 shall not apply to any participant to the extent the participant is covered by another plan or plans of the employer and the employer has provided in the adoption agreement that the minimum contribu-tion or benefit requirements will be met in the other plan or plans.


		19.8. Adjustment of Combined Benefit Limitations. For any plan year in which the plan is a top-heavy plan, the determination of the defined contribution plan fraction and defined benefit plan fraction under subparagraphs 17.12(d) and
(e) of the plan shall be adjusted in accordance with the provi-sions of Section 416(h) of the Code (by substituting "1.0" for "1.25" in the determination of such fractions), unless the min-imum employer contribution specified in subsection 19.6 above is not less than four rather than three percent and the plan is not a "super top-heavy plan" (as described below and in Section 416(h) of the Code) for that year. The plan will be a super top-heavy plan for any plan year if the plan would still be a top-heavy plan under subsection 19.2 above if the figure "90 percent" was substituted for the figure "60 percent" in that subsection.


		19.9. Benefit Accrual. Solely for the purpose of determining if the plan, or any other plan included in a re-quired aggregation group of which this plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code), the accrued benefit of an employee other than a key employee (with-in the meaning of Section 416(i)(1) of the Code) shall be de-termined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the employ-ers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permit-ted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

			     SECTION 20

	Direct Transfer of Eligible Rollover Distributions


		20.1. Purpose. This Section 20 applies to distribu-tions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section 20, a dis-tributee may elect, at the time and in the manner prescribed by the administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan spec-ified by the distributee in a direct rollover.


		20.2. Definition of Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
 any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).


		20.3. Definition of Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retire-ment annuity described in Section 408(b) of the Code, an annu-ity plan described in Section 403(a) of the Code, or a quali-fied trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. How-ever, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.


		20.4. Definition of Distributee. A distributee in-cludes an employee or former employee. In addition, the em-ployee's or former employee's surviving spouse and the employ-ee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

		20.5. Definition of Direct Rollover. A direct roll-over is a payment by the plan to the eligible retirement plan specified by the distributee.





\30790\201\20PLNKXK.003

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	PAGE

9/30/96












			   ADOPTION AGREEMENT FOR

			   STATE STREET SOLUTIONS

		    PROTOTYPE DEFINED CONTRIBUTION PLAN
			(Profit Sharing - Nonstandardized)

				     (001)





				ADOPTION AGREEMENT FOR
				STATE STREET SOLUTIONS
			PROTOTYPE DEFINED CONTRIBUTION PLAN
			(Profit Sharing - Nonstandardized)


ADOPTION OF PLAN

[ ]     Adoption - With the consent of State Street Bank and Trust
Company (the "sponsor"), the undersigned
				      (the "employer") hereby
adopts as a profit sharing plan for its employees the form of plan known as State Street Solutions Prototype Defined Contribu-tion Plan, and hereby agrees to become a party to the Trust Agreement under State Street Solutions Prototype Defined Contri-bution Trust (the "trust"), which forms a part of the plan.

[ ]     Amendment of State Street Solutions Prototype Defined
Contribution Plan -
(the "employer") previously has adopted a profit sharing plan in the form of State Street Solutions Prototype Defined Contribution Plan and the execution of this adoption agreement constitutes an amendment of that plan.

[x]     Restatement of Other Profit Sharing Plan - With the consent of State Street Bank and Trust Company (the "sponsor"), the
undersigned  Plymouth Rubber Co., Inc                    (the
"employer") hereby adopts as a profit sharing plan for its employees the form of plan known as State Street Solutions Prototype Defined Contribution Plan, and hereby agrees to become a party to the Trust Agreement under State Street Solutions Prototype Defined Contribution Trust (the "trust"), which forms a part of the plan.

Name of Plan. The name of this plan as adopted by the employer is the Plymouth Rubber Co., Inc Retirement Savings & Profit Sharing Plan (the "plan").
With respect to the variable features contained in the plan, the employer hereby makes the following selections granted under the provisions of the plan:



GENERAL INFORMATION (Sections 1 and 2 of the plan)

1. Adopting Entity.  The employer adopts the plan as:  (subsection 1.2)

	[ ]     (a)     a single employer plan.

	[x]     (b)     a plan of a controlled group of corporations or
			trades or businesses under common control.

	[ ]     (c)     a plan of an affiliated service group.

	Item (a) should be selected if the plan is being adopted by the employer only. If the plan is adopted by one or more related employers in addition to the employer, item (b) or (c) should be selected and the related employers adopting the plan should be specified below:


		 Brite-Line Technologies Inc.



	The adopting employers and the employer are referred to herein collectively as the "employer."


2. Employer's Address. The employer's principal business address is:

		   Plymouth Rubber Co., Inc

		   104 Revere St

		    Canton MA 02021
		   (subsection 1.4)


3. Employer's Name and ID Number. The employer's name and employer identifica-tion number that will be used for filing annual return/reports is:
Plymouth Rubber Co., Inc  04-1733970                  .



4. Effective Date. The "effective date" of the initial adoption of this plan or this plan amendment is January 1, 1998 (subsection 2.6). If this is an amendment and restatement of a prior profit sharing plan, the initial effec-tive date of the prior plan was December 1, 1955.

5. Employer's Fiscal Year. The last month and day of the employer's fiscal year is Ends the Friday Closest to Nov 30th (subsection 2.11).


6. Plan Year.  The "plan year" of the plan shall be (subsection 2.21):

	[x]     (a)     A calendar year.

	[ ]     (b)     The fiscal year of the employer.

	[ ]     (c)     The fiscal year ending              [specify
			month and day].

	[ ]     (d)     A short plan year beginning               , 19
and ending               , 19   ; and thereafter
the plan year shall be as indicated in (a), (b) or (c) above.


7. Plan Administrator.  The plan administrator (subsection 1.3)
	of the plan is    The Retirement Committee
						(fill in the name(s)
of the individuals or entity that is responsible for administration of the plan) and such other persons or entity as the employer shall appoint from time to time. The employer will notify the trustee of any change in the administrator.



COMPENSATION

8. Exclusions from Compensation. For purposes of subsection 2.3 of the plan, the definition of compensation:

	(a)     [x]     shall include

		[ ]     shall not include

		all employer contributions made pursuant to a compensation deferral (or reduction) election which are not includible in the gross income of the employee under Sections 125, 402(e)(3), 402(h), 457(b), 403(b) or 414(h)(2) of the Code; and

	(b)     [ ]     shall

		[ ]     shall not

		exclude the following items from the compensation of an employee:





	[If you exclude items from compensation under (b) above, the plan will be required to demonstrate that the resulting definition of compensation is non-discriminatory.]



ELIGIBILITY TO PARTICIPATE

9. Entry Date. The entry date (subsection 2.9) is: [Select one]

	[ ]     (a)     The first day of each month.

	[x]     (b)     The first day of each plan year quarter.

	[ ]     (c)     The first day of each plan year and the first day
			of the seventh month of each plan year.

	[ ]     (d)     The last day of the sixth month of each plan year
			and the last day of each plan year.

	[ ]     (e)     The first day of each plan year, provided the
			plan year begins on the first day of a month.
			[If you select this option, the age requirement in item 10(a) may not exceed 20-1/2 years and the service requirement in item 10(b) may not exceed
			1/2 year.]

	[ ]     (f)     The date that the employee satisfies the plan's
			eligibility requirements.


10. Eligibility Requirements. Subject to the provisions of subsection 3.1 of the plan, each employee of the employer will be eligible to participate in the plan if the employee satisfies all of the following eligibility requirements:

	(a) Minimum Age. The employee has attained at least age 21 years (specify 21 or less - or specify that "no" age requirement shall apply). (subparagraph 3.1(a))

	(b) Minimum Service. The employee has completed at least .50 year(s) of service (specify 2 or less). If you permit compensation deferral contributions, the employee will be eligible to participate in the compensation deferral (and matching contribution, if any) arrangement under this plan if the employee com-pletes at least .50 year of service (specify 1 or less). (subparagraph 3.1(b))

	(c) Eligible Classes. The employee belongs to at least one of the groups or classes of employees specified below (subparagraph 3.1(c)):

		[ ]     All employees.

		[ ] All employees who are not included in a unit of employees covered by be a collective bargaining agreement between employee representatives and one or more employers, if retirement benefits were the subject of good faith bargaining between the employer and such employee representatives, if two percent or less of the employees who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the Income Tax Regulations, and if participation in the plan has not been extended to such unit of employees.

		[ ]     Salary based employees

		[ ]     Hourly based employees

		[ ]     Commissioned salesmen

		[x]     Other (specify)  See Supplement to the plan, Item 2.

[If you select any of the last four choices in item (c) above, the plan must satisfy on a continuing basis the non-discrimination test of Section 401(a)(4), the participation test of Section 401(a)(26) and the coverage test of Section 410(b) of the Internal Revenue Code. These participation and coverage tests will automatically be satisfied if you select only the first or second choice in (c) above.]



YEAR OF SERVICE

11. Eligibility Service. A "year of service" (subsection 2.28) for purposes of determining eligibility to participate in the plan shall be computed in accordance with: [Select one]

	[ ]     (a)     Hours of service completed in a year, in accor-
			dance with subparagraph 2.28(a) of the plan.

	[x]     (b)     Elapsed time, in accordance with subparagraph
			2.28(b) of the plan.


12. Vesting Service. A "year of service" (subsection 2.28) for purposes of determining vesting under the plan shall be computed in accordance with: [Select one]

	[x]     (a)     Hours of service completed in a plan year, in
			accordance with subparagraph 2.28(a) of the plan.

	[ ]     (b)     Elapsed time, in accordance with subparagraph
			2.28(b) of the plan.

	This item must be completed even though the number "0" has been specified in item 10(b).

13. Hours of Service. [Do not complete item 13 if you selected both 11(b) and 12(b) above]. If item 11(a) or 12(a) has been specified, an employee shall be credited with hours of service (subsection 2.13), as follows: [Select one]

	[x]     (a)     Actual hours of service for which an employee is
			paid or entitled to payment.

	[ ]     (b)     10 hours of service for each day or portion of a
			day.

	[ ]     (c)     45 hours of service for each week or portion of a
			week.

	[ ]     (d)     190 hours of service for each month or portion of
			a month.



COMPENSATION DEFERRAL CONTRIBUTIONS

14. Compensation Deferral Contributions Permitted. Compensation deferral contributions by participants under subsection 4.1 of the plan are permitted.

	[x]     (a)     Yes.  A participant's compensation deferral
		contribution election:  [Select one]

		[x]     (i)     shall

		[ ]     (ii)    shall not

		apply to cash bonuses.

	[ ]     (b)  No.


15.     Compensation Deferral Contribution Limits.  Between   1% and
	15% of a participant's compensation (specify minimum and maximum whole percentages) may be deferred by a participant and contributed to the plan as compensation deferral contributions in accordance with subsections 4.1 and 6.2 of the plan. Compensation deferral contributions withheld from participants' compensation are deemed to be made by the em-ployer. Compensation deferral contributions may not exceed the dollar limit in effect under Section 402(g) of the Internal Revenue Code for any taxable year, and excess deferrals under Section 402(g) must be remedied as a matter of plan qualification.

	The plan contains limitations on the percentage of compen-sation that "highly compensated employees" may elect to defer as compared to all other participants (subsection 4.5). The plan also contains a limitation ($10,000 for 1998, and indexed to the cost-of-living) on the compensation deferral contributions made by any participant for any cal-endar year (subsection 4.4). You may wish to take these limitations into consideration when selecting the maximum and minimum percentages above. Under no circumstances may a salary reduction agreement or other deferral mechanism be adopted retroactively.See Supplement to Plan, Item 9.



16. Compensation Deferral Contribution Changes. A participant may elect to change the rate of his compensation deferral contributions under subsection 4.3 of the plan as of the first payroll period beginning on or after: [Select one]

	[ ]     (a)     The first day of any plan year.

	[ ]     (b)     The first day of any plan year and the first
			day of the seventh month of any plan year.

	[x]     (c)     The first day of any plan year quarter.

	[ ]     (d)     The first day of any month.


VOLUNTARY PARTICIPANT CONTRIBUTIONS

17. Voluntary Contributions Permitted. If the employer has specified that participants may make compensation deferral contributions under the plan, participants also may elect to make voluntary contributions under subsection 5.1 of the plan. Note: If you maintain another qualified retirement plan that permits voluntary participant contributions, you must check "No".

	[ ] (a) Yes. A participant's voluntary contribution election: [Select one]

		[ ]     (i)   shall

		[ ]     (ii)  shall not

		apply to cash bonuses.

	[x]     (b)     No.



18. Voluntary Contribution Limits. If the employer has speci-fied in item 17 above that participants may elect to make voluntary contributions, such contributions may be between one and percent of their compensation (specify a whole number, up to 10 percent).

	The plan contains limitations on the percentage of compen-sation that "highly compensated employees" may elect to contribute (when added together with any employer matching contributions allocated to such participants), as compared to all participants (subsection 4.6). You may wish to take these limitations into account when setting the maximum per-centage in this item 18, unless you have prohibited highly compensated employees from making contributions by item 29 below.


19. Voluntary Contribution Changes. If the employer has speci-fied in item 17 above that participants may elect to make voluntary contributions, a participant may elect to change the rate of his voluntary contributions under subsection 5.3 of the plan as of the first payroll period beginning on or after: [select one]

	[ ]     (a)     The first day of any plan year.

	[ ]     (b)     The first day of any plan year and the first day
			of the seventh month of any plan year.

	[ ]     (c)     The first day of any plan year quarter.

	[ ]     (d)     The first day of any month.


MATCHING CONTRIBUTIONS

20. Employer Matching Contributions Permitted. In addition to the compensation deferral contributions under subsection 6.2 of the plan, the employer will make a matching contribution on behalf of each participant under subsection 6.3 of the plan.

	[x]     Yes.

	[ ]     No.


21. Amount of Matching Contribution. If the employer has speci-fied that it will make employer matching contributions on

	behalf of participants, such matching contributions will be in an amount determined as follows: [Select one]

	[ ]     (a)        % of the compensation deferral contributions
			made by each participant.

	[x]     (b)     At a percentage of the compensation deferral con-
			tributions to be determined solely in the dis-cretion of the employer in a nondiscriminatory manner.

	[If (a) or (b) above is selected, the employer will not match compensation deferral contributions in excess of $___________ or 15% of each participant's compensation -- specify either a dollar amount or a whole percentage which is between 1% and the highest percentage specified in item 15.]

	[ ]     (c)     $________ for each participant who made compensa-
			tion deferral contributions of at least ____% of compensation.

	[ ]     (d)     ____% of the compensation of each participant who
			made compensation deferral contributions of at least ___% of compensation.

	[ ]     (e)     In an amount to be determined solely in the dis-
			cretion of the employer in a nondiscriminatory manner, to be allocated to those participants who made compensation deferral contributions of at least ____% of compensation, pro rata, according to the compensation paid to them by the employer.

	[ ]     (f)     ____% of that portion of the compensation defer-
			ral contributions made by each participant which does not exceed ____% of the participant's com-pensation; plus ____% of that portion, if any, of the compensation deferral contributions made by each participant which exceeds ____% of the par-ticipant's compensation but does not exceed ____% of the participant's compensation; plus ____% of that portion, if any, of the compensation defer-ral contributions made by each participant which exceeds ____% of the participant's compensation but does not exceed ____% of the participant's compensation.

	Subsection 4.6 of the plan contains limitations on the per-centage of compensation which a highly compensated partici-pant can have credited to his account through employer matching contributions; and Section 17 of the plan contains limitations on the total amount which may be credited to a participant's account for any year.


22. Compensation in Initial Year of Participation. A partici-pant's compensation which is used in the allocation of em-ployer matching contributions under item 21(d) or (e) shall:
	[Select one]

	[ ]     (a)     exclude compensation before becoming a partici-
			pant.

	[x]     (b)     exclude compensation before meeting the plan's
			eligibility requirements.

	[ ]     (c)     include compensation in the first plan year of
			participation.


23. Employees Eligible to Receive Matching Contribution. Em-ployer matching contributions made for each plan year shall be allocated and credited to the employer matching contri-bution accounts of the following participants: [Select one]

	[ ]     (a)     Participants who were employed by the employer
			during that plan year, other than participants who resigned or were dismissed prior to complet-ing ____ (not more than 1,000) hours of service during that plan year.

	[ ]     (b)     Participants who were employed by the employer
			during that plan year.

	[x]     (c)     Participants who were employed by the employer on
			the last day of that plan year.See Supplement to Plan, Item 3.


	[ ]     (d)     Participants who both were employed by the em-
			ployer on the last day of that plan year and had completed at least ____ (not more than 1,000) hours of service during that plan year.

	[Selection of more than 501 hours in item 23(a) or selection of item 23(c) or 23(d) could result in discrimination in operation and plan disqualification.]


24. Qualified Matching Contributions. Employer matching contributions made under item 21 may constitute "qualified matching contributions" or the employer may make additional matching contributions which constitute "qualified matching contributions" that are fully vested and subject to distri-bution restrictions.

	[x]     (a)     Yes.  The portion of the employer matching con-
			tributions which constitutes qualified matching contributions shall be:

		[ ]     (i)     All matching contributions.

		[x]     (ii)    Only the portion of the matching contri-
				butions required to satisfy the ADP test under subsection 4.5 of the plan.

			Qualified matching contributions shall be allo-cated to:

		[ ]     (iii)   All participants.

		[x]     (iv)    All participants who are not highly com-
				pensated employees.

	[ ]     (b)     No.



EMPLOYER CONTRIBUTIONS

25. Allocation Formula. Employer contributions shall be allo-cated to participants' accounts as follows:

	[ ]     (a)     Compensation Formula:  According to participants'
			compensation as provided in subparagraph 8.7(a) of the plan.

	[ ]     (b)     Permitted Disparity Formula:  According to a
			formula which emphasizes compensation in excess of the taxable wage base, as provided in subpara-graph 8.7(b) of the plan. The integration level shall be:

		[ ]     (i)     $                   (a dollar amount less
				than the taxable wage base).

		[ ]     (ii)        % (up to 100%) of the taxable wage base
				in effect for the calendar year in which the plan year begins.


	If the employer has adopted this plan as a paired plan with State Street Solutions Prototype Defined Contribution Plan (Money Purchase - Nonstandardized), only one of the plans may provide for permitted disparity under item (b) above.

		[x]     (c)     See Supplement to the Plan, Item 4.


26. Compensation in Initial Year of Participation. A partici-pant's compensation which is used in the allocation of em-ployer contributions shall: [Select one]

	[ ]     (a)     exclude compensation before becoming a partici-
			pant.

	[x]     (b)     exclude compensation before meeting the plan's
			eligibility requirements.

	[ ]     (c)     include all compensation in the first plan year
			of participation.



27. Employees Eligible to Receive Employer Contribution. Employer contributions made for each plan year (and forfeitures, if applicable) shall be allocated and credited to the employer contribution accounts of the following participants: [Select one]

	[ ]     (a)     Participants who were employed by the employer
			during that plan year, other than participants
			who resigned or were dismissed prior to complet-
			ing          (not more than 1,000) hours of ser-
			vice during that plan year.

	[ ]     (b)     Participants who were employed by the employer
			during that plan year.

	[x]     (c)     Participants who were employed by the employer on
			the last day of that plan year. See Supplement to Plan, Item 5.

	[ ]     (d)     Participants who both were employed by the em-
			ployer on the last day of that plan year and had completed at least ____ (not more than 1,000) hours of service during that plan year.

	[Selection of more than 501 hours in item 27(a) or selection of item 27(c) or 27(d) could result in discrimination in operation and plan disqualification.]

28. Qualified Nonelective Contributions.Employer contributions made under subparagraph 6.1(b) of the plan may constitute "qualified nonelective contributions" or the employer may make additional contributions which constitute "qualified nonelective contributions" that are fully vested and subject to distribution restrictions.

	[ ]     (a)     Yes.  The portion of the employer contributions
			which constitutes qualified nonelective contri-butions shall be:


		[ ]     (i)     All employer contributions.



		[x]     (ii)    Only the portion of the employer contri-
				butions required to satisfy the ADP test under subsection 4.5 of the plan and the
			ACP test under subsection 4.6 of the plan.

			Qualified nonelective contributions shall be allocated to:

		[ ]     (iii)   All participants.

		[x]     (iv)    All participants who are not highly com-
				pensated employees.

	[ ]     (b)     No.


HIGHLY COMPENSATED EMPLOYEES

29. Contributions by Highly Compensated Employees Prohibited

	[ ]     (a)     Compensation Deferral Contributions.  Partici-
			pants who are deemed to be "highly compensated employees" under subsection 2.12 of the plan
			(including certain family members) shall not be permitted to make compensation deferral contri-butions under the plan (subsection 4.7).

	[ ]     (b)     Voluntary Contributions.  Participants who are
			deemed to be "highly compensated employees" under subsection 2.12 of the plan (including certain family members) shall not be permitted to make voluntary contributions under the plan (subsec-tion 4.7).


ACCOUNTING

30. Regular Accounting Date. A "regular accounting date" (under subsection 8.2) for purposes of the plan shall mean:
	[Select one]

	[x]     (a)     The last day of each plan year quarter.

	[ ]     (b)     The last day of the six month of each plan year
			and the last day of each plan year.

	[ ]     (c)     The last day of each plan year.

31. Application of Forfeitures. Forfeitures arising during a plan year (except forfeitures arising under subsection 4.6) under subsection 10.2 of the plan shall be applied as follows:

	[ ]     (a)     Forfeitures shall be allocated to participants,
			in accordance with subparagraph 8.8(a), or

	[x]     (b)     Forfeitures shall be applied to reduce employer
			matching contributions, if any, and then employer contributions required under the plan, in accor-dance with subparagraph 8.8(b) of the plan.

PLAN INVESTMENTS

32. Investment Options.

	[ ]     (a)     Investment options shall not be offered.

	[x]     (b)     Investment Options - All Accounts.  Participants
			shall direct the investment of their account bal-ances under the plan among the various investment options established by agreement between the em-ployer and the trustee.See supplement to Plan,
			Item 6.

	[ ]     (c)     Investment Options - Specified Accounts Only.
			Participants shall direct the investment of the following accounts under the plan among the vari-ous investment options established by agreement between the employer and the trustee (select one or more):

		[ ]     (i)     Compensation deferral contribution
				account.

		[ ]     (ii)    Voluntary contribution account.

		[ ]     (iii)   Rollover account.

		[ ]     (iv)    Matching contribution account.

		[ ]     (v)     Employer contribution account.

		The administrator shall direct the investment among the investment options of the remaining accounts under the plan.


33. Investment Increments. If the employer has specified that participants may direct the investment of their accounts under item 32(b) or (c) above, such directions must be in increments of: [Select one]

	[ ]     (a)     10% and multiples thereof.

	[x]     (b)      1 % (specify a whole number).


VESTING AND DISTRIBUTION OF BENEFITS

34. Vesting of Employer Contributions. A participant's vested percentage (subsection 10.2) in employer contributions will be determined under the vesting period selected below:
	[Select one]

	[ ]     (a)     100% vested at all times (this box must be
			checked if a number greater than "1" has been specified in item 10(b) or if you elected to treat all employer contributions as "qualified nonelective contributions" in item 28(a)(i) above for purposes of the anti-discrimination tests described in subsections 4.5 and 4.6 of the
			plan).

	[ ]     (b)     Years of Service          Vested Percentage

			Less than 1 year                     ___%
			1 year but less than 2        ___%
			2 years but less than 3       ___%
			3 years but less than 4       ___% (20% or more)
			4 years but less than 5       ___% (40% or more)
			5 years but less than 6       ___% (60% or more)
			6 years but less than 7       ___% (80% or more)
			7 or more years               100%

	[x]     (c)     Years of Service          Vested Percentage

			Less than 1 year                        _ 0%
			1 year but less than 2          __0%
			2 years but less than 3         __0%
			3 years but less than 4         _10%
			4 years but less than 5         _20%
			5 or more years                 100%

	If the plan becomes top-heavy (as defined in subsection 19.2 of the plan), the vesting period must meet the requirements of subsection 19.5 of the plan.

35. Vesting of Matching Contributions. If employer matching contributions may be made under item 20, a participant's vested percentage in employer matching contributions will be determined under the vesting period selected below: [Select one if applicable]

	[ ]     (a)     100% vested at all times (this box must be
			checked if a number greater than "1" has been specified in item 10(b) or if you elected to treat all employer matching contributions as "qualified matching contributions" in item
			24(a)(i) above for purposes of the anti-discrimination test described in subsection 4.5 of the plan).

	[ ]     (b)     Years of Service          Vested Percentage

			Less than 1 year                     ___%
			1 year but less than 2        ___%
			2 years but less than 3       ___%
			3 years but less than 4       ___% (20% or more)
			4 years but less than 5       ___% (40% or more)
			5 years but less than 6       ___% (60% or more)
			6 years but less than 7       ___% (80% or more)
			7 or more years               100%

	[x]     (c)     Years of Service          Vested Percentage

			Less than 1 year                        _0_%
			1 year but less than 2          _0_%
			2 years but less than 3         _0_%
			3 years but less than 4         _10%
			4 years but less than 5         _20%
			5 or more years                 100%


36. Service Before Plan's Establishment Excluded. Years of service earned prior to establishment of the plan shall be disregarded for purposes of determining vesting under the plan:

	[ ]     Yes.

	[x]     No.


37. Service Before Age 18 Excluded. Years of service earned prior to attaining age 18 years shall be disregarded for purposes of determining vesting under the plan:

	[ ]     Yes.

	[x]     No.


38. Normal Retirement Age. For each participant, normal retire-ment age is:

	[x]     (a)     Age   62   (not to exceed 65)

	[ ]     (b)     The later of:

		(i)     age ____ (not to exceed 65)

		(ii) the ____ (not to exceed 5th) anniversary of the participation commencement date.


39. Early Retirement. The plan provides for early retirement at or after age __55__ years and after completing _10_ years of service.

	[x]     Yes.    (If you select this option, you must fill in the
			early retirement age and service requirement above.)

	[ ]     No.


40. Joint and Survivor Annuity. Benefits under the plan are subject to the joint and survivor annuity requirements. (Once you respond to this statement and select the optional form(s) of benefit, you cannot later amend the plan or adoption agreement to change your response or remove the option as to existing accounts.)

	[x]     (a)     No.  Lump sum is normal form of benefit.  Optional
			form(s) of benefit, if any:

		[x]     Installment payment.


		[ ] Joint and survivor annuity. (If you select this option, the joint and survivor annuity require-ments of Section 11 of the plan will apply to this form of benefit).

	[ ]     (b)     Yes.  Joint and survivor annuity is normal form
			of benefit.  Optional form(s) of benefit:

		[ ]     (i)     Lump sum payment.

		[ ]     (ii)    Installment payment.


41. Installments for Beneficiaries. Participants may select an installment method of payment for their beneficiaries.

	[x] Yes.

	[ ] No.


42.     Protected Benefits.

	[ ]     Benefits under the plan are payable under another dis-
tribution option that is a "protected benefit" under
Section 411(d)(6) of the Internal Revenue Code.
[Check this box if the plan is a restatement, continuation, transferee, etc. of another plan under which benefits were payable in a form not selected in items 40 and 41. Attach a separate page identifying the protected distribution option(s).]


LOANS AND WITHDRAWALS

43. Loans. Loans to participants under subsection 12.4 of the plan are permitted.

	[x]     Yes.

	[ ]     No.



44. Hardship Withdrawals. Hardship withdrawals of participants' compensation deferral contributions shall be permitted (sub-section 12.5).

	[x]     Yes.

	[ ]     No.

45. Pre-Termination Distributions. In addition to withdrawals described in item 44 and subsection 12.1 of the plan, if any, pre-termination distributions of account balances that are 100% vested (subsection 12.2) are permitted. [Select one]

	[ ]     (a)     No.

	[x]     (b)     Yes, after attaining age 59-1/2.

	[ ]     (c)     Yes [except for compensation deferral contribu-
			tion accounts and employer contributions treated as qualified matching contributions or qualified nonelective employer contributions (and earnings thereon), if any] after both attaining age ____ and completing ____ years of participation in the plan (specify 5 or more).


LIMITATION ON ALLOCATIONS (Section 17 of the plan)

46. Other Qualified Plans Maintained. If the employer maintains or ever maintained another qualified plan in which any par-ticipant in this plan is (or was) a participant or could become a participant, the employer must complete this item if it desires to apply the Code Section 415 limits in a man-ner other than as provided in Section 17 of the plan. The employer must also complete this item if it maintains a wel-fare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any participant.

	[ ]     (a)     Other Defined Contribution Plan(s) Maintained.
			If the employer maintains other qualified defined contribution plans other than a master or proto-type plan, any excess amount shall be considered attributable to amounts last allocated to such other plans and shall be handled in the manner provided for in such plans as follows:

	[Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts in a manner that precludes employer discretion.]

	[x]     (b)     Defined Benefit Plan(s) Maintained.  If the em-
	ployer maintains, or at any time maintained, one or more qualified defined benefit plans and the sum of the defined contribution fraction and the defined benefit fraction with respect to any par-ticipant for a limitation year exceeds 1.0, the
	1.0 limitation under subsection 17.11 will be met by limiting the annual addition to this plan as provided for in subsection 17.4 for the limita-tion years so that the sum of the defined contri-bution fraction and the defined benefit fraction do not exceed 1.0. If in any limitation year the
	1.0 limitation would be exceeded, the limitation will be satisfied as follows: See Supplement to Plan, Item 7.



	[Provide the method under which the 1.0 limitation will be satisfied, in a manner that precludes employer discretion.]


PREDECESSOR EMPLOYER

47.     Employment with Predecessor Employer.

	[ ] Employment with the following "predecessor employers" (as described in subsection 2.22) shall be considered employment with the employer for the periods and purposes of the plan set forth below:




MINIMUM CONTRIBUTION (TOP-HEAVY) (Section 19 of the plan)

48. Defined Benefit Plan Maintained - 4% Minimum. The minimum employer contribution figure specified under subsections
	19.6 and 19.8 of the plan will be 4 percent in order to preserve the method of calculating the defined benefit and defined contribution fractions under subsection 17.12 of the plan.

	[x]     Yes.

	[ ]     No.


49. Minimum Benefit Under Other Employer Plan. The minimum em-ployer contribution or benefits required under Section 19 of the plan will be provided to participants under another plan or plans maintained by the employer.

	[ ]     Yes.

	[ ]     No.

	The plan provides that, in the event the plan becomes top heavy, a minimum contribution will be made by the employer, unless you specify that such contributions (or a minimum benefit) will be provided for all participants under another plan maintained by the employer.

50. Defined Benefit Plan - Actuarial Assumptions. If the em-ployer maintains any defined benefit plan, the actuarial assumptions utilized under such plan are as follows (sub-paragraph 19.2(c) of the plan):See Supplement to Plan, Item 8.

	[Provide the interest rate and mortality factors used to determine the present value of accrued benefits. If the employer does not maintain a defined benefit plan, specify "N/A".]


The failure to properly complete the elections in this Adoption
Agreement could result in disqualification of the plan.

Only those elections that are completed shall be considered as provisions applicable to and forming a part of the plan.

This Adoption Agreement may only be used in conjunction with basic plan document 01.

Terms used in this Adoption Agreement which are defined in State
Street Solutions Prototype Defined Contribution Plan shall have the meaning given them therein.

The employer hereby acknowledges that it is adopting this profit sharing plan as part of State Street Solutions Prototype Defined Contribution Plan Program (the "program"). To the extent that federal legislation or other changes in the law relating to employee benefit plans requires that the plan be amended, the sponsor will amend the plan and furnish amended copies to the employer for adoption as long as the employer is part of the program. The sponsor will inform the employer of any amendment made to the plan or of the discontinuance or abandonment of the plan by the sponsor. If the employer declines to adopt an amendment furnished by the sponsor to comply with legal changes, the employer will no longer be considered part of the program. The employer may amend the plan or trust by giving notice to the sponsor in writing, but such amendment will remove the employer from the program. The preceding sentence shall not apply to the employer's addition of overriding plan language to this adoption agreement, where such language is necessary to satisfy Sections 415 or 416 of the Internal Revenue Code because of the required aggregation of multiple plans; provided that the employer must obtain a determination letter in order to continue reliance on the plan's qualified status. The sponsor reserves the right to discontinue the Prototype Plan at any time by giving the employer 60 days' prior written notice.

The sponsor's address and telephone number are State Street Bank and Trust Company, Two International Place, Boston, Massachusetts
02110, (617) 654-6008.

The employer may not rely on the notification letter issued to the sponsor by the Internal Revenue Service with respect to the qualification of the plan and should apply to the appropriate Key District Director of the Internal Revenue Service for a determi-nation as to the qualification of the plan as adopted by the employer.


	*         *          *



		The undersigned duly authorized owner, partner, or officer of the employer hereby executes the plan and trust on behalf of the employer.

		Dated this      day of                   , 199   .



							 Employer


					By
					   Its


		The undersigned hereby consents to the adoption of the plan by the employer.

		Dated this      day of                   , 199   .


					STATE STREET BANK AND TRUST COMPANY


					By
					   Title


\30790\201\20AGTKXK.003








	-26-

		SUPPLEMENT TO THE PLYMOUTH RUBBER COMPANY
	RETIREMENT SAVINGS AND PROFIT SHARING PLAN AND TRUST

The Adoption Agreement for State Street Solutions Prototype Defined Contribution Plan (the "Adoption Agreement") and the State Street Solutions Prototype Defined Contribution Plan (the "Basic Plan Document") for the Plymouth Rubber Company Retirement Savings and Profit Sharing Plan and Trust (the "Plan"), as amended and restated effective January 1, 1998, are supplemented as follows:

1. Subsection (b) of section 10 of the Adoption Agreement is revised by deleting the said subsection in its entirety and substituting the following therefore:

    "(b) Minimum Service. The employee has completed at least .5 years of service. If you permit compensation deferral contributions, the employee will be eligible to participate in the compensation deferral arrangement under this plan if the employee completes .5 years of service. If the employer makes matching contributions under this plan, the employee will be eligible to receive an allocation of such matching contributions, if any, if the employee completes one year of service."

2. Subsection (c) of section 10 of the Adoption Agreement is revised by deleting the description of "Other" and substituting the following descrip-tion therefore:

    "[x] Other: All employees except non-resident aliens, temporary employees, cooperative students, and leased employees. For this purpose, a temporary employee is a person who is classified by the employer as employed on a temporary basis, regardless of how long the person works for the employer."

3. Subsection (c) of section 23 of the Adoption Agreement is revised by adding the following subsection (d) at the end thereof:

    "(d) Participants who were employed by the employer on the last day of the plan year, or retired, died or became disabled during such plan year."

4. Section 25 of the Adoption Agreement is revised by adding the following subsection (c) at the end thereof:

    "[x] (c) Age-Weighted Formula: For the plan years ending December 31, 1998 and 1999, the employer may make an age-weighted contribution in accordance with the following formula to the account of each participant who (i) was a participant in the Plan on January 1, 1997 and who was a participant in the employer's defined benefit plan and (ii) is employed on the last day of the plan year for which the contribution is made. The amount of any age-weighted contribution allocated to the account of an eligible participant shall be based on the age of such participant on December 31 of the plan year for which such contribution is made as follows:

							   Amount of
		      Age                        Age -Weighted Contribution

	     At least 21 but less than 30                    $50
	     At least 30 but less than 40                    $100
	     At least 40 but less than 50                    $250
	     At least 50 but less than 55                    $450
	     At least 55 but less than 60                    $700
	     60 or more                                      $1,000"

5. Section 27 of the Adoption Agreement is revised by adding the following subsection (e) at the end thereof:

    "(e) Participants who were employed by the employer on the last day of the plan year, or retired, died or became disabled during such plan year."

6. Section 32 of the Adoption Agreement is revised by adding the following sub-subsection (i) immediately after subsection (b):

    "(i) Restrictions on Investments in the Company Stock Fund.  A maximum of
	 50% of a participant's total account balance may be invested in the Company Stock Fund (the "Aggregate Limit"). So long as the investment of a participant's total account balance does not equal or exceed the Aggregate Limit and so long as the effect of an election is not to cause the investment of a participant's total account balance to exceed the Aggregate Limit, a participant may (i) elect to invest up to 20% of his current compensation deferral contributions in the Company Stock Fund and (ii) effective January 1, 1998, elect to transfer up to 20% of his total account balance to the Company Stock Fund."

7. Section 46(b) of the Adoption Agreement is supplemented by adding the following sentence at the end thereof:

    "Any reduction will be made in the defined benefit plan."

8. Section 50 of the Adoption Agreement is supplemented by adding the following sentence at the end thereof:

    "UP84 Mortality Table.  9% interest rate."

9. Section 10.7 of the Basic Plan Document is hereby amended by deleting the reference to "$7,000" and substituting in lieu thereof "$10,000."

10. Section 8.6 of the Basic Plan Document is hereby amended by adding the following at the beginning of said Section:

     "As of the accounting date coincident with the last day of the plan year, the employer's contribution for the plan year ending on that date shall be allocated and credited first to the employer contribution accounts of such participants as the employer has specified in section 25 of its adoption agreement, second according to subsection (a) of Section 8.7 of Basic Plan Document, and third according to this Section 8.6.

11. Section 8.7 of the Basic Plan Document is hereby amended by deleting the first paragraph of said section and substituting the following in lieu thereof:

     "As of the accounting date coincident with the last day of the plan year, the employer's contribution for the plan year ending on that date shall be allocated and credited first to the employer contribution accounts of such participants as the employer has specified in section 25 of its adoption agreement and then according to subsection (a) below:"

12. Section 10.7 of the Basic Plan Document is hereby amended by deleting each reference to "$3,500" and substituting in lieu thereof "$5,000."


DOCSB\526527.1